PROSKAUER ROSE LLP
Counsel for Debtors and Debtors-in-Possession
1585 Broadway
New York, New York  10036
(212) 969-3000
Alan B. Hyman (AH-6655)
Scott K. Rutsky (SR-0712)
Glenn S. Walter (GW-0133)

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
----------------------------------------x
                                        :
In re:                                  :        (Chapter 11)
                                        :
GOLDEN BOOKS FAMILY                     :
ENTERTAINMENT, INC., et al.,            :        Case Nos. 99-10030
                                        :        Through 99-10032 (TLB)
                                        :
                  Debtors.              :        (Jointly Administered)
                                        :
----------------------------------------x


                      AMENDED JOINT PLAN OF REORGANIZATION
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                     ---------------------------------------












Dated:   May 13, 1999
         New York, New York

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
----------------------------------------x
                                        :
In re:                                  :        (Chapter 11)
                                        :
GOLDEN BOOKS FAMILY                     :
ENTERTAINMENT, INC., et al.,            :        Case Nos. 99-10030
                                        :        Through 99-10032 (TLB)
                                        :
                  Debtors.              :        (Jointly Administered)
                                        :
----------------------------------------x


                      AMENDED JOINT PLAN OF REORGANIZATION
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                     ---------------------------------------


     Golden Books Family Entertainment, Inc., Golden Books Publishing Company, Inc. and Golden Books Home Video, Inc., propose the following joint plan of reorganization under Section 1121(a) of title 11 of the United States Code:


                                    ARTICLE 1

                      DEFINITIONS AND CONSTRUCTION OF TERMS
                      -------------------------------------

     Definitions; Interpretation; Application of Definitions and Rules of Construction. For purposes of this Plan, the following terms shall have the meanings specified in this Article 1. A term used herein that is not defined herein, but that is used in the Bankruptcy Code, shall have the meaning ascribed to that term in the Bankruptcy Code. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include both the singular and the plural and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter. Unless otherwise specified, all Section, article, schedule or exhibit references in the Plan are to the respective Section in, Article of, Schedule to, or Exhibit to, the Plan. The words "herein," "'hereof," "hereto," "hereunder" and other words of similar import refer to the Plan as a whole and not to any particular Section, sub-Section or clause contained in the Plan. The rules of construction contained in Section 102 of the Bankruptcy Code shall apply to the construction hereof. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions hereof.

     1.1 "Administrative Expense Claim" shall mean a Claim Allowed under Section 503(b) of the Bankruptcy Code that is entitled to priority under Section 507(a)(1) of the Bankruptcy Code, including, without limitation, (a) any actual and necessary costs and expenses of preserving the Estates or administering the Chapter 11 Cases as authorized and approved by a Final Order, (b) any actual and necessary costs and expenses incurred in the ordinary course of the Debtors' business, (c) fees and expenses of Professionals to the extent Allowed by Final Order under Sections 330, 331, or 503 of the Bankruptcy Code, and (d) all fees and charges assessed against the Estates pursuant to 28 U.S.C. Section 1930.

     1.2 "Allowed" shall mean, with reference to any Claim: (a) a Claim that has been listed by the Debtors in their Schedules and (i) is not listed as disputed, contingent or unliquidated, and (ii) is not a Claim as to which a proof of claim has been filed; (b) a Claim as to which a timely proof of Claim has been filed as of the Bar Date and either (i) no objection thereto, or application to estimate, equitably subordinate or otherwise limit recovery, has been made on or before any applicable deadline, or (ii) if an objection thereto, or application to estimate, equitably subordinate or otherwise limit recovery, has been interposed, the extent to which such Claim (whether in whole or in part) has been allowed by a Final Order; (c) a Claim arising from the recovery of property under Section 550 or 553 of the Bankruptcy Code and allowed in accordance with Section 502(h) of the Bankruptcy Code; or (d) any Claim allowed under this Plan.

     1.3 "Ballot" shall mean the form or forms distributed to each holder of an impaired Claim or Equity Interest entitled to vote on the Plan on which an acceptance or rejection of the Plan shall be indicated.

     1.4 "Bankruptcy Code" shall mean title 11 of the United States Code, as amended from time to time, as applicable to the Chapter 11 Cases.

     1.5 "Bankruptcy Court" shall mean the United States District Court for the Southern District of New York having jurisdiction over the Chapter 11 Cases and, to the extent of any reference under 28 U.S.C. Section 157, the unit of such District Court under 28 U.S.C. Section 151.

     1.6 "Bankruptcy Rules" shall mean the Federal Rules of Bankruptcy Procedure as promulgated under 28 U.S.C. Section 2075, and any Local Rules of the Bankruptcy Court.

     1.7 "Bar Date" shall mean the date fixed by order of the Bankruptcy Court by which Persons asserting a Claim against the Debtors must file a proof of claim or be forever barred from asserting a Claim against the Debtors or their property and from voting on the Plan and/or sharing in distributions hereunder.

     1.8 "Business Day" shall mean any day other than a Saturday, Sunday or legal holiday, as such term is defined in Bankruptcy Rule 9006.

     1.9 "Cash" shall mean cash, cash equivalents (including personal checks drawn on a bank insured by the Federal Deposit Insurance Corporation, certified checks and money orders) and other readily marketable direct obligations of the United States of America and certificates of deposit issued by banks.

     1.10 "Causes of Action" shall mean, without limitation, any and all actions, causes of action, liabilities, obligations, rights, suits, debts, sums of money, damages, judgments, Claims and demands whatsoever, whether known or unknown, in law, equity or otherwise.

     1.11 "Chapter 11 Cases" shall mean the Debtors' cases under Chapter 11 of the Bankruptcy Code administered in the Bankruptcy Court.

     1.12 "Claim" shall mean a claim against a Person or its property as defined in Section 101(5) of the Bankruptcy Code, including, without limitation, (a) any right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (b) any right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

     1.13 "Class" shall mean a category of Persons holding Claims or Equity Interests which are substantially similar in nature to the Claims or the Equity Interests of other holders in such Class, as designated in Article 3 of this Plan.

     1.14 "Collateral" shall mean any property or interest in property of the Estates subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable state law.

     1.15 "Confirmation Date" shall mean the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on the docket.

     1.16 "Confirmation Hearing" shall mean the hearing held by the Bankruptcy Court to consider confirmation of the Plan pursuant to Section 1129 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

     1.17 "Confirmation Order" shall mean the order of the Bankruptcy Court confirming the Plan pursuant to the provisions of the Bankruptcy Code.

     1.18 "Contingent Claim" shall mean any Claim for which a proof of claim has been filed with the Bankruptcy Court (a) which was not filed in a sum certain, or which has not accrued and is dependent upon a future event that has not occurred or may never occur, and (b) which has not been Allowed.

     1.19 "Convertible Debenture Claims" shall mean all Claims based upon or evidenced by a Convertible Debenture.

     1.20 "Convertible Debentures" shall mean the 8.75% convertible debentures due 2016 issued by Publishing and Parent in the original principal amount of $118 million pursuant to the Convertible Debenture Indenture.

     1.21 "Convertible Debenture Indenture" shall mean that certain indenture dated August 20, 1996, as amended or supplemented from time to time in accordance with the terms thereof, among Parent, Publishing and the Bank of New York, as Trustee.

     1.22 "Debt Securities Recission or Damage Claims" shall mean any and all Claims (including, without limitation, all Claims asserted or assertable in that certain consolidated litigation pending in the United States District Court for the Southern District of New York encaptioned "Kevin Lemmer v. Golden Books Family Entertainment, Inc., et al., Case No. 98 CIV 5748 (AGS) and Green Fund and Cynthia Green Colin v. Golden Books Family Entertainment, Inc., et al., Case No. 98 CIV 7072 (AGS)"): (i) for recission of the purchase or sale of any debt instruments issued by any or all of the Debtors (including, without limitation, Old Senior Notes, TOPrS Certificates or Convertible Debentures), (ii) for damages arising from the purchase or sale of any debt instruments issued by any or all of the Debtors (including, without limitation, Old Senior Notes, TOPrS Certificates or Convertible Debentures), or (iii) for reimbursement or contribution in connection with such recission or damage Claims.

     1.23 "Debtors" shall mean, collectively, Parent, Publishing and Video.

     1.24 "Debtors-in-Possession" shall mean the Debtors in their capacity as debtors-in-possession in the Chapter 11 Cases pursuant to Sections 1107(a) and 1108 of the Bankruptcy Code.

     1.25 "DIP Financing Order" shall mean the order or orders of the Bankruptcy Court approving and authorizing the terms of debtor-in-possession financing arrangements in the Chapter 11 cases pursuant to the DIP Loan Documents.

     1.26 "DIP Lender" shall mean the lender or lenders under the DIP Loan Documents.

     1.27 "DIP Loan Documents" shall mean all documents and instruments evidencing and/or setting forth the terms of debtor-in-possession financing arrangements in the Chapter 11 Cases as approved by the DIP Financing Order.

     1.28 "Disclosure Statement" shall mean the disclosure statement relating to the Plan, including, without limitation, all exhibits and schedules thereto, in the form approved by the Bankruptcy Court pursuant to Section 1125 of the Bankruptcy Code.

     1.29 "Disputed" shall mean, with respect to Claims or Equity Interests, any such Claim or Equity Interest:

          (a) that is listed in the Schedules as unliquidated, disputed or contingent; or

          (b) as to which the Debtors or any other party-in-interest has interposed a timely objection or request for estimation, or have sought to equitably subordinate or otherwise limit recovery in accordance with the Bankruptcy Code and the Bankruptcy Rules, or which is otherwise disputed by the Debtors in accordance with applicable law, which objection, request for estimation, action to limit recovery or dispute has not been withdrawn or determined by Final Order; or

          (c) which is a Contingent Claim.

     1.30 "Distribution Agreement" shall mean, collectively, (i) that certain agreement dated as of November 11, 1997, by and between Video and Sony Music (a Group of Sony Music Entertainment, Inc.), as such agreement may have been amended or supplemented from time to time, and (ii) that certain license agreement, dated as of January 1, 1998, between Publishing and Video, respecting Video's license from Publishing of rights to the Golden Properties (as defined therein), as such agreement may have been amended or supplemented from time to time.

     1.31 "Distribution Record Date" shall mean the Confirmation Date.

     1.32 "Effective Date" shall mean the date which is eleven (11) days after the Confirmation Date, or if such date is not a Business Day, the next succeeding Business Day; provided, however, that if, as of such date, all conditions to the occurrence of the Effective Date set forth in Section 8.1 of this Plan have not been satisfied or waived pursuant to Section 8.2 of this Plan, then the first Business Day on which all such conditions have been satisfied or waived.

     1.33 "Equity Interests" shall mean, collectively, Old Preferred Stock Interests and Old Common Stock Interests.

     1.34 "Equity Interest Recission or Damage Claims" shall mean any and all Claims (including, without limitation, all Claims asserted or assertable in that certain consolidated litigation pending in the United States District Court for the Southern District of New York encaptioned "Kevin Lemmer v. Golden Books Family Entertainment, Inc., et al., Case No. 98 CIV 5748 (AGS) and Green Fund and Cynthia Green Colin v. Golden Books Family Entertainment, Inc., et al., Case No. 98 CIV 7072 (AGS)"): (i) for recission of the purchase or sale of Old Preferred Stock Interests and/or Old Common Stock Interests; (ii) for damages arising from the purchase or sale of Old Preferred Stock Interests and/or Old Common Stock Interests; or (iii) for reimbursement or contribution in connection with such recission or damage Claims.

     1.35 "Estates" shall mean the estates created in the Chapter 11 Cases pursuant to Section 541 of the Bankruptcy Code.

     1.36 "Final Order" shall mean an order or judgment of the Bankruptcy Court as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, reargue, or rehear shall have been waived in writing in form and substance satisfactory to the Debtors or the Reorganized Debtors or, in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been sought, such order or judgment of the Bankruptcy Court shall have been determined by the highest court to which such order was appealed, or certiorari, reargument or rehearing shall have been denied and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed with respect to such order shall not cause such order not to be a Final Order.

     1.37 "General Secured Claim" shall mean any Secured Claim other than an Old Senior Note Claim and a GPH Claim.

     1.38 "General Unsecured Claim" shall mean any Claim that is not a Secured Claim, Administrative Expense Claim, Priority Tax Claim, Priority Claim, Old Senior Note Claim, GPH Claim, TOPrS Claim, TOPrS Securities Litigation Claim or Common Stock Securities Litigation Claim. General Unsecured Claims shall not include any portion of Old Senior Note Claims or GPH Claims that are not Secured Claims.

     1.39 "GPH" shall mean Golden Press Holding, L.L.C., a Delaware limited liability company.

     1.40 "GPH Claims" shall mean all Claims based upon or evidenced by a GPH Note.

     1.41 "GPH Note Purchase Agreement" shall mean that certain note purchase agreement dated as of September 8, 1998, among GPH, Publishing and Video.

     1.42 "GPH Notes" shall mean the promissory notes of Video in the original principal amount of $10 million issued pursuant to the GPH Note Purchase Agreement.

     1.43 "Indemnification Claims" shall mean all obligations relating to contribution, indemnification and exculpation by Parent and its subsidiaries, as arise under applicable laws or agreements or as provided in any of (i) Parent's certificate of incorporation as in effect prior to or as of the date hereof,
(ii) Parent's by-laws in effect prior to or as of the date hereof, (iii) any agreement with Parent, or (iv) the certificates of incorporation, by-laws, or similar documents or agreements of or with any of Parent's subsidiaries as in effect prior to or as of the date hereof.

     1.44 "Indenture Trustee Charging Lien" shall mean any lien or other priority in payment available to the Old Senior Note Indenture Trustee pursuant to the Old Senior Note Indenture, or the TOPrS Trustee pursuant to the TOPrS Trust and/or Convertible Debenture Indenture, or otherwise available to all such Persons under applicable law, for the payment of fees and expenses incurred by such Persons, to the extent not paid pursuant to the applicable terms of the Plan.

     1.45 "Informal Committees" shall mean, collectively, the Informal Senior Note Committee and the Informal TOPrS Committee.

     1.46 "Informal Senior Note Committee" shall mean the ad hoc committee of holders of Old Senior Notes as constituted and in existence as of the Petition Date and which has retained Stroock & Stroock & Lavan LLP, as counsel, and
Houlihan Lokey Howard & Zukin, as financial advisors, as same may be reconstituted from time to time.

     1.47 "Informal TOPrS Committee" shall mean the ad hoc committee of holders of TOPrS Certificates as constituted and in existence as of the Petition Date and which has retained Cleary, Gottlieb, Steen & Hamilton, as counsel, and Jefferies & Co., Inc., as financial advisors, as same may be reconstituted from time to time.

     1.48 "Lien" shall have the meaning set forth in Section 101(37) of the Bankruptcy Code; except that a lien that has been avoided in accordance with Sections 544, 545, 546, 547, 548 or 549 of the Bankruptcy Code shall not constitute a lien.

     1.49 "Management Stock Option Plan" shall mean the stock option plan to be established by Reorganized Parent, substantially in the form attached as an Exhibit to the Disclosure Statement, which plan shall provide for the issuance upon exercise of such options of shares of New Parent Common Stock constituting 10%, on a fully-diluted basis, of the authorized shares of New Parent Common Stock on the Effective Date.

     1.50 "New Parent Common Stock" shall mean the $.01 par value common stock of Reorganized Parent issued pursuant to this Plan and the Reorganized Parent Charter.

     1.51 "New Senior Notes" shall mean the senior secured notes to be issued by Reorganized Publishing pursuant to the New Senior Note Indenture and distributed to holders of Allowed Old Senior Note Claims pursuant to Section 4.3(c) of the Plan.

     1.52 "New Senior Note Indenture" shall mean the indenture, dated as of the Effective Date, between Reorganized Publishing and the New Senior Note Indenture Trustee respecting the New Senior Notes, substantially in the form included in the Plan Supplement.

     1.53 "New Senior Note Indenture Trustee" shall mean the Old Senior Note Indenture Trustee or such other entity reasonably acceptable to the Informal Senior Note Committee who shall act as indenture trustee under the New Senior
Note Indenture.

     1.54 "New  Senior  Note  Security   Agreement"  shall  mean  the  security
agreement, dated as of the Effective Date, respecting the collateral which shall secure the New Senior Notes.

     1.55 "New Warrants" shall mean warrants issued pursuant to the Warrant Agreement to purchase that number of shares of New Parent Common Stock constituting 5% of the authorized shares of New Parent Common Stock on the Effective Date, which shall be exercisable until the third anniversary of the Effective Date at a price of $46.05 per share; provided, however, that the foregoing percentage is subject to dilution by (i) shares of New Parent Common Stock issued in accordance with the Management Stock Option Plan, and (ii) such other shares as may be authorized and issued pursuant to the Reorganized Parent Charter.

     1.56 "Official Committee" shall mean the official committee(s), if any, appointed in the Chapter 11 Cases pursuant to Section 1102 of the Bankruptcy Code, as the same may be constituted from time to time.

     1.57 "Old  Common  Stock   Interests"  shall  mean  the  equity  interests
represented by duly authorized, validly issued and outstanding shares of common stock of Parent, par value $.01 per share, together with all accrued and unpaid dividends on the Old Preferred Stock Interests, prior to the Effective Date.

     1.58 "Old Preferred Stock Interests" shall mean the equity interests represented by duly authorized, validly issued and outstanding shares of Series B Convertible Preferred Stock of Parent, no par value per share, prior to the Effective Date.

     1.59 "Old Senior Notes" shall mean the 7.65% senior notes due 2002, in the original principal amount of $150 million, issued pursuant to the Old Senior
Note Indenture.

     1.60 "Old Senior Note Claims" shall mean all claims based upon or evidenced by an Old Senior Note.

     1.61 "Old Senior Note Indenture" shall mean that certain indenture dated as of September 15, 1992, as amended or supplemented from time to time in accordance with the terms thereof, between Publishing and the Old Senior Note Indenture Trustee, pursuant to which the Old Senior Notes were issued.

     1.62 "Old Senior Note Indenture Trustee" shall mean Marine Midland Bank, as successor indenture trustee to the Bank of New York under the Old Senior Note Indenture.

     1.63 "Other  Professionals" shall have the meaning ascribed to such term in
Section 2.2(b) of this Plan.

     1.64 "Parent" shall mean Golden Books Family Entertainment, Inc., a Delaware corporation.

     1.65 "Person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated association or organization, governmental agency or political subdivision thereof.

     1.66 "Petition Date" shall mean the respective date or dates upon which the Debtors filed their voluntary Chapter 11 petitions with the Bankruptcy Court pursuant to the Bankruptcy Code.

     1.67 "Plan" shall mean this Chapter 11 plan of reorganization, including, without limitation, the Plan Supplement and the Plan Documents, and all exhibits, supplements, appendices and schedules hereto and thereto, either in its present form or as the same may be altered, amended or modified from time to time.

     1.68 "Plan Documents" shall mean the New Senior Note Indenture, the New Senior Note Security Agreement (and all other documents relating to the New Senior Notes), the Registration Rights Agreement, the Warrant Agreement, and the Post-Effective Date Financing Facility Documents, as they may be amended at any time prior to the conclusion of the Confirmation Hearing, or thereafter, in accordance with Section 12.4 hereof.

     1.69 "Plan Supplement" shall mean the supplement, containing copies of the Plan Documents, which shall be filed with the Bankruptcy Court. The Plan Supplement is incorporated into, and is a part of, this Plan as if set forth in full herein, and all references to this Plan shall refer to this Plan together with all documents contained in the Plan Supplement. The Plan Supplement (containing drafts or final versions of the Plan Documents) shall be filed with the Bankruptcy Court as early as practicable (but in no event later than seven
(7) Business Days) prior to the deadline fixed for filing objections to Confirmation of the Plan, or on such other date as the Bankruptcy Court may establish.

     1.70 "Post-Effective Date Financing Facility" shall mean a post-Effective Date term loan and working capital revolving credit financing between the Reorganized Debtors and a lender selected by the Reorganized Debtors in consultation with the Informal Committees containing terms and conditions in form and substance acceptable to the Reorganized Debtors.

     1.71 "Post-Effective Date Financing Facility Documents" shall mean the documents or term sheets setting forth the terms of the Post-Effective Date Financing Facility, substantially in the form included in the Plan Supplement.

     1.72 "Priority Claims" shall mean any and all Claims (or portions thereof), if any, entitled to priority under Section 507(a) of the Bankruptcy Code other than Priority Tax Claims and Administrative Expense Claims.

     1.73 "Priority Tax Claim" shall mean any Claim of a governmental unit entitled to priority under Section 507(a)(8) of the Bankruptcy Code.

     1.74 "Professionals" shall mean those Persons (a) employed pursuant to an order of the Bankruptcy Court in accordance with Sections 327 or 1103 of the Bankruptcy Code and to be compensated for services pursuant to Sections 327, 328, 329, 330 and 331 of the Bankruptcy Code, or (b) for which compensation and reimbursement has been allowed by the Bankruptcy Court pursuant to Section 503(b)(4) of the Bankruptcy Code.

     1.75 "Pro Rata Share" shall mean a proportionate share, so that the ratio of the consideration distributed on account of an Allowed Claim or Equity Interest in a Class to the amount of such Allowed Claim or Equity Interest is the same as the ratio of the amount of the consideration distributed on account of all Allowed Claims or Equity Interests in such Class to the amount of all Allowed Claims or Equity Interests in such Class.

     1.76 "Publishing" shall mean Golden Books Publishing Company, Inc., a Delaware corporation.

     1.77 "Publishing Notes" shall mean the promissory notes of Publishing, dated as of September 8, 1998, in the original principal amount of $10 million, issued in connection with, and pledged as collateral for, the GPH Notes.

     1.78 "Recission or Damage Claims" shall mean, collectively Debt Securities Recission or Damage Claims and Equity Interest Recission or Damage Claims.

     1.79 "Registration  Rights  Agreement" shall have the meaning set forth in
Section 5.20 of the Plan.

     1.80 "Released Parties" shall mean, collectively, the Debtors, Reorganized Debtors, members of the Informal Senior Note Committee, members of the Informal TOPrS Committee, GPH (and including, without limitation, each of its members and all of the partners of any such member), and all past and present officers, directors, agents, employees, counsel, financial advisors and Professionals of each of the foregoing.

     1.81 "Reorganized Debtors" shall mean collectively, Reorganized Parent, Reorganized Publishing and Reorganized Video, or any successors thereto by merger, consolidation or otherwise, on or after the Effective Date.

     1.82 "Reorganized Debtors' Charters" shall mean, collectively, the amended and restated certificates of incorporation and bylaws of each of Reorganized Parent, Reorganized Publishing, and Reorganized Video, which shall be substantially in the forms attached as an Exhibit to the Disclosure Statement.

     1.83 "Reorganized Parent" shall mean Parent, or any successor thereto by merger, consolidation or otherwise, on and after the Effective Date.

     1.84 "Reorganized Parent Charter" shall mean, collectively, the amended and restated certificate of incorporation and bylaws of Reorganized Parent, which shall be substantially in the forms contained in the Plan Supplement.

     1.85 "Reorganized Publishing" shall mean Publishing, or any successor thereto by merger, consolidation or otherwise, on and after the Effective Date.

     1.86 "Reorganized Video" shall mean Video, or any successor thereto by merger, consolidation or otherwise, on and after the Effective Date.

     1.87 "Restructuring Agreement" shall mean that certain restructuring agreement, dated as of March 11, 1999, a copy of which is attached as an Exhibit to the Disclosure Statement.

     1.88 "Retiree Benefits" shall mean payments to any entity or Person for the purpose of providing or reimbursing payments for retired employees of the Debtors and of any other entities as to which the Debtors are obligated to provide retiree benefits and the eligible spouses and eligible dependents of such retired employees, for medical, surgical, or hospital care benefits, or in the event of death of a retiree under any plan, fund or program (through the purchase of insurance or otherwise) maintained or established by the Debtors prior to the Petition Date, as such plan, fund or program was then in effect or as heretofore or hereafter amended.

     1.89 "Schedules" shall mean the schedules of assets and liabilities, the list of holders of interests and the statements of financial affairs filed by the Debtors under Section 521 of the Bankruptcy Code and Bankruptcy Rule 1007, as such schedules, lists and statements have been or may be supplemented or amended from time to time.

     1.90 "Secured Claim" shall mean any Claim, to the extent reflected in the Schedules or a proof of claim as a Secured Claim, which is secured by a Lien on Collateral to the extent of the value of such Collateral, as determined in accordance with Section 506(a) of the Bankruptcy Code, or, in the event that such Claim is subject to setoff under Section 553 of the Bankruptcy Code, to the extent of such setoff.

     1.91 "Subsidiary" shall mean any entity of which the outstanding capital stock entitled to vote for the election of directors is owned or controlled, directly or indirectly, by a Debtor, by one or more Subsidiaries of a Debtor, or by a Debtor and one or more of its other Subsidiaries.

     1.92 "Subsidiary Equity Interest" shall mean any share of common stock or other instrument evidencing a present ownership interest in any of the Subsidiaries, whether or not transferable, and any option, warrant or right, contractual or otherwise, to acquire any such interest.

     1.93 "Substantive Consolidation Order" shall mean the order, or provisions of the Confirmation Order, substantively consolidating the Debtors' Estates as provided in Article 8 hereof.

     1.94 "TOPrS Certificates" shall mean the 8.75% Convertible Trust Originated Preferred Securities due 2016 issued by Golden Books Financing Trust, a Delaware business trust, pursuant to the TOPrS Trust.

     1.95 "TOPrS Claims" shall mean, collectively, all claims based upon or evidenced by a TOPrS Certificate and/or a Convertible Debenture, provided, however, that TOPrS Claims shall not include any Debt Securities Recission or Damage Claims.

     1.96 "TOPrS Trust" shall mean that certain amended and restated declaration
of  trust  dated  August  20,  1996   respecting   the  issuance  of  the  TOPrS
Certificates.

     1.97 "TOPrS Trustee" shall mean, collectively, the trustee with respect to the TOPrS Trust and the indenture trustee under the Convertible Debenture Indenture.

     1.98 "Video" shall mean Golden Books Home Video, Inc., a Delaware corporation.

     1.99 "Warrant   Agreement"  shall  mean  the  warrant   agreement  between
Reorganized Parent and the warrant agent named therein, substantially in the form included in the Plan Supplement.

                                    ARTICLE 2

                       TREATMENT OF ALLOWED ADMINISTRATIVE
                 EXPENSE CLAIMS AND ALLOWED PRIORITY TAX CLAIMS
                 ----------------------------------------------

     2.1 Non-Classification. As provided in Section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims and Priority Tax Claims against the Debtors are not classified for the purposes of voting on or receiving distributions under this Plan. All such Claims are instead treated separately upon the terms set forth in this Article 2.

     2.2  Administrative Expense Claims.

          (a) In General. All Administrative Expense Claims shall be paid in full, in Cash, in such amounts as (a) are incurred in the ordinary course of business by the Debtors, (b) are Allowed by the Bankruptcy Court upon the later of the Effective Date, the date upon which there is a Final Order allowing such Administrative Expense Claim or any other date specified in such order, or (c) may be agreed upon between the holder of such Administrative Expense Claim and the Debtors. Such Administrative Expense Claims shall include obligations to the DIP Lender, costs incurred in the operation of the Debtors' businesses after the Petition Date, the fees and expenses of Professionals retained by the Debtors, the Informal Senior Note Committee, the Old Senior Note Indenture Trustee, the Informal TOPrS Committee, the TOPrS Trustee, GPH, any statutory committee appointed to serve in the Chapter 11 Cases, and the fees due to the United States Trustee pursuant to 28 U.S.C. Section 1930. GPH, the Informal Senior Note Committee, the Old Senior Note Indenture Trustee, the Informal TOPrS Committee, and the TOPrS Trustee (including the respective counsel and financial advisors to the foregoing (collectively, all such parties are referred to herein as the "Other Professionals")) have rendered a substantial contribution in the Chapter 11 Cases within the meaning of Section 503(b) of the Bankruptcy Code, and, accordingly, the reasonable fees and expenses of the Other Professionals incurred on or before the Effective Date incurred in connection with the Chapter 11 Cases or the Plan shall be paid by the Reorganized Debtors as Administrative Expense Claims following (i) the submission of a request for payment pursuant to
Section 503(a) of the Bankruptcy Code and (ii) entry of an order of the Bankruptcy Court allowing same.

          (b) Professional Compensation and Expense Reimbursement Claims. All entities seeking an award by the Bankruptcy Court of Professional Fees, or of compensation for services rendered or reimbursement of expenses incurred through and including the Confirmation Date under Sections 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(5) of the Bankruptcy Code, (a) shall file their respective final applications for allowances of compensation for services rendered and reimbursement of expenses incurred through the Confirmation Date within thirty
(30) days after the Confirmation Date, and (b) if granted such an award by the Bankruptcy Court, shall be paid in full in such amounts as are allowed by the Bankruptcy Court (i) on the later of the Effective Date or the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim, or as soon thereafter as is practicable, (ii) upon such other terms as may be mutually agreed upon between such holder of an Allowed Administrative Expense Claim and the Debtors-in-Possession or, on and after the Effective Date, the Reorganized Debtors, or (iii) in accordance with the terms of any applicable administrative procedures order entered by the Bankruptcy Court. All Professional Fees for services rendered in connection with the Chapter 11 Cases and the Plan after the Confirmation Date, including, without limitation, those relating to the occurrence of the Effective Date, the prosecution of Causes of Action preserved hereunder and the resolution of Disputed Claims, shall be paid by the Reorganized Debtors upon receipt of an invoice therefor, or on such other terms as the Reorganized Debtors may agree to, without the need for further Bankruptcy Court authorization or entry of a Final Order. If the Reorganized Debtors and any Professional cannot agree on the amount of post-Confirmation Date fees and expenses to be paid to such Professional, such amount shall be determined by the Bankruptcy Court.

          (c) Treatment of Claims of DIP Lender. Simultaneously with the closing of the Post-Effective Date Financing Facility, all of the Debtors' obligations to the DIP Lender pursuant to the DIP Loan Documents shall be fully and finally satisfied in accordance with the terms thereof.

     2.3 Priority Tax Claims. Allowed Priority Tax Claims shall be paid in full, in Cash, upon the later of (a) the Effective Date, (b) the date upon which there is a Final Order allowing such Claim as an Allowed Priority Tax Claim, (c) the date that such Allowed Priority Tax Claim would have been due if the Chapter 11 Cases had not been commenced, or (d) upon such other terms as may be agreed to between the Debtors and any holder of an Allowed Priority Tax Claim; provided, however, that the Debtors may, at their option, in lieu of payment in full of Allowed Priority Tax Claims on the Effective Date, make Cash payments respecting Allowed Priority Tax Claims deferred to the extent permitted by Section 1129(a)(9) of the Bankruptcy Code and, in such event, interest shall be paid on the unpaid portion of such Allowed Priority Tax Claim at a rate to be agreed to by the Debtors and the appropriate governmental unit or, if they are unable to agree, as determined by the Bankruptcy Court.

                                    ARTICLE 3

                  CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS
                  ---------------------------------------------

     Claims, other than Administrative Expense Claims and Priority Tax Claims, and Equity Interests are classified for all purposes, including voting on, confirmation of and distribution pursuant to the Plan, as follows:

Class                                                                     Status
-----                                                                     ------
Class 1 --        Priority Claims.....................................Unimpaired
Class 2 --        General Secured Claims..............................Unimpaired
                  (Each General Secured Claim shall constitute a separate Class numbered 2.1, 2.2, 2.3 and so on.)
Class 3 --        Old Senior Note Claims................................Impaired
Class 4 --        GPH Claims ...........................................Impaired
Class 5 --        TOPrS Claims..........................................Impaired
Class 6 --        General Unsecured Claims............................Unimpaired
Class 7 --        Debt Securities Recission or Damage Claims............Impaired
Class 8 --        Old Preferred Stock Interests.........................Impaired
Class 9 --        Old Common Stock Interests............................Impaired
Class 10 --       Equity Interest Recission or Damage Claims............Impaired
Class 11 --       Subsidiary Equity Interests.........................Unimpaired

                                    ARTICLE 4

                    TREATMENT OF CLAIMS AND EQUITY INTERESTS
                    ----------------------------------------

     4.1  CLASS 1 -- ALLOWED PRIORITY CLAIMS.

          (a) Impairment and Voting. Class 1 is unimpaired by the Plan. Consequently, each holder of an Allowed Priority Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

          (b) Distributions. Each holder of an Allowed Priority Claim shall receive Cash in an amount equal to such Allowed Priority Claim on the later of the Effective Date and the date such Priority Claim becomes an Allowed Priority Claim, or as soon thereafter as is practicable, unless the holder of an Allowed Priority Claim and the Reorganized Debtors agree to a different treatment thereof.

     4.2  CLASS 2 -- GENERAL SECURED CLAIMS.

          (a) Impairment and Voting. Class 2 is unimpaired by the Plan. Consequently, each holder of an Allowed General Secured Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

          (b) Distributions. At the option of the Reorganized Debtors, (i) an Allowed General Secured Claim shall be reinstated and rendered unimpaired in accordance with Section 1124(2) of the Bankruptcy Code, (ii) a holder of an Allowed General Secured Claim shall receive Cash in an amount equal to such Allowed General Secured Claim, including any interest on such Allowed General Secured Claim required to be paid pursuant to Section 506(b) of the Bankruptcy Code, on the later of the Effective Date and the date such General Secured Claim becomes an Allowed General Secured Claim, or as soon thereafter as is practicable, or (iii) a holder of an Allowed General Secured Claim shall receive the Collateral securing its Allowed General Secured Claim and any interest on such Allowed General Secured Claim required to be paid pursuant to Section 506(b) of the Bankruptcy Code, in full and complete satisfaction thereof on the later of the Effective Date and the date such General Secured Claim becomes Allowed, or as soon thereafter as is practicable.

     4.3  CLASS 3 -- ALLOWED OLD SENIOR NOTE CLAIMS.

          (a) Allowance of Old Senior Note Claims. On the Effective Date, the Old Senior Note Claims shall be deemed Allowed in the aggregate amount of $150 million plus accrued and unpaid interest relating to the period up to but not including the Petition Date.

          (b)  Impairment  and  Voting.   Class  3  is  impaired  by  the  Plan.
Consequently, each holder of an Allowed Old Senior Note Claim shall be entitled to vote to accept or reject the Plan.

          (c) Distributions. On the Effective Date, each holder of an Allowed Old Senior Note Claim shall receive, in full and final satisfaction of such Allowed Claim (including any unsecured deficiency Claim in respect of the Old Senior Notes), its Pro Rata Share of (i) the New Senior Notes, and (ii) 2,125,000 shares of New Parent Common Stock. The New Parent Common Stock issued to holders of Allowed Old Senior Note Claims pursuant to this Section 4.3(c), will represent, in the aggregate, 42.5% of the authorized and outstanding shares of New Parent Common Stock on the Effective Date; provided, however, that the foregoing percentage is subject to dilution by (i) shares of New Parent Common Stock issued as a result of the exercise of the New Warrants, (ii) shares of New Parent Common Stock issued in accordance with the Management Stock Option Plan, and (iii) such other shares as may be authorized and issued pursuant to the Reorganized Parent Charter.

          (d) Principal Terms of New Senior Notes. Subject to the occurrence of the Effective Date, the New Senior Notes issued pursuant to the New Senior Note Indenture shall contain the following principal terms:

          Issuer:             Reorganized Publishing

          Guarantor:          Reorganized  Parent  and  Reorganized  Video  (and
                              their respective direct and indirect subsidiaries and affiliates other than Reorganized Publishing).

          Principal Amount:   $87.0 million

          Maturity:           Fifth anniversary of the Effective Date.

          Interest:           Payable in Cash at a rate of 10% per annum,  or at
                              the sole  election of the issuer,  payable in kind
                              in additional  New Senior Notes at a rate of 13.5%
                              per  annum,   payable   semi-annually;   provided,
                              however, that commencing three years after the Effective Date, interest on the New Senior Notes shall be payable only in cash at a rate of 10% per annum.

          Amortization:       Mandatory  semi-annual  amortization  payments  of
                              $8.33 million commencing three years after the Effective Date, i.e., commencing with the first semi-annual interest payment that is due during the fourth year after the Effective Date, to retire $25.0 million of the principal balance of the New Senior Notes prior to maturity.

          Collateral:         New   Senior   Notes   shall  be  secured  by  all
                              collateral  securing  the Old Senior  Notes on the
                              Petition  Date  as  described  in  the  Disclosure
                              Statement (including, without limitation, the
                              proceeds    arising    under   the    Distribution
                              Agreement);  provided,  however,  that  the  liens
                              securing   the  Old  Senior   Notes  on  corporate
                              leasehold  improvements  sold in  connection  with
                              Parent's  reduction  of the  office  space  at its
                              corporate headquarters in New York, New York shall
                              be deemed  released.  The New Senior  Notes  shall
                              also be  secured  by (i) a  first  lien on (a) the
                              Distribution  Agreement,   and  (b)  the  Debtors'
                              rights and  interests in and to  "Lassie",  "Felix
                              the  Cat",   the  "Film   Library",   and   "Other
                              Entertainment  Works";  and (ii) a blanket  second
                              lien on all assets pledged to the lender(s)  under
                              the   Post-Effective   Date  Financing   Facility.
                              Consistent with the foregoing,  upon the Effective
                              Date, the New Senior Notes will be secured by either a first or a second lien on all assets of Reorganized Parent and its direct and indirect subsidiaries.

          Call Protection:    New Senior Notes may be  redeemed,  in whole or in
                              part, at any time, at the option of the Issuer, at the redemption prices (expressed as percentages of principal amount of New Senior Notes) set forth below, plus accrued and unpaid interest to the date of redemption:

                              Years From
                              Effective Date                Redemption Price
                              --------------                ----------------

                              1 year                             105.00%
                              2 years                            103.33%
                              3 years                            101.25%
                              Thereafter                         100.0%

                              Any net proceeds from the sale of any collateral securing the New Senior Notes (excluding sales of inventory or accounts receivable in the ordinary course of business) will be used to pay down the New Senior Notes (subject to the redemption schedule set forth above).

          Covenants:          Normal and customary for secured  indebtedness  of
                              this nature, to be determined to the reasonable satisfaction of the Informal Senior Note Committee and the Informal TOPrS Committee.

          Public Trading:     The New  Senior  Notes  shall  not be  listed  for
                              trading on a recognized securities exchange prior to 75 days from the date of issuance.



          (e) Cancellation of Old Senior Notes and Related Instruments. As of the Effective Date, all Old Senior Notes, and all indentures, agreements, instruments and other documents evidencing Old Senior Note Claims and the rights of the holders thereof, shall be cancelled and deemed null and void and of no further force and effect (all without further act or action by any Person), and all obligations of any Person (including, without limitation, the Old Senior
Note Indenture Trustee) under such instruments and agreements shall be fully and finally satisfied and released. Notwithstanding the foregoing, such cancellation shall not impair the rights and duties under the Old Senior Note Indenture as between the Old Senior Note Indenture Trustee and the beneficiaries of the trust created thereby.

     4.4 CLASS 4 -- GPH CLAIMS.

          (a) Allowance of GPH Claims.  On the Effective  Date,  the GPH
Claims shall be deemed Allowed in the aggregate amount of $10 million plus accrued and unpaid interest relating to the period up to but not including the Petition Date.

          (b)  Impairment  and  Voting.   Class  4  is  impaired  by  the  Plan.
Consequently, each holder of an Allowed GPH Claim shall be entitled to vote to accept or reject the Plan.

          (c) Distributions. On the Effective Date, the holder of the Allowed GPH Claim shall receive, in full and final satisfaction of such Allowed Claim (including any unsecured deficiency Claim in respect of the GPH Notes) 250,000 shares of New Parent Common Stock. The New Parent Common Stock issued to the holder of the Allowed GPH Claim pursuant to this Section 4.4(c), will represent, in the aggregate, 5% of the authorized and outstanding shares of New Parent Common Stock on the Effective Date; provided, however, that the foregoing percentage is subject to dilution by (i) shares of New Parent Common Stock issued as a result of the exercise of the New Warrants, (ii) shares of New Parent Common Stock issued in accordance with the Management Stock Option Plan, and (iii) such other shares as may be authorized and issued pursuant to the Reorganized Parent Charter.

          (d) Cancellation of GPH Notes and Related Instruments. As of the Effective Date, all GPH Notes, the GPH Note Purchase Agreement, and all agreements, instruments and other documents evidencing the GPH Claims and the rights of the holder thereof (including, without limitation, the Publishing Notes), and all liens and security interests securing the GPH Claims, shall be canceled and extinguished, and deemed null and void and of no force and effect (all without further act or action by any Person), and all obligations of any Person under such instruments and agreements shall be fully and finally satisfied and released.

     4.5 CLASS 5 -- TOPrS CLAIMS.

          (a) Allowance of TOPrS Claims. On the Effective Date, the TOPrS Claims shall be deemed Allowed in the aggregate amount of $105 million plus accrued and unpaid interest relating to the period up to but not including the Petition Date.

          (b)  Impairment  and  Voting.   Class  5  is  impaired  by  the  Plan.
Consequently, each holder of an Allowed TOPrS Claim shall be entitled to vote to accept or reject the Plan.

          (c) Distributions. On the Effective Date, each holder of an Allowed TOPrS Claim shall receive, in full and final satisfaction of such Allowed Claim, its Pro Rata Share of 2,500,000 shares of New Parent Common Stock. The New Parent Common Stock issued to holders of Allowed TOPrS Claims pursuant to this
Section 4.5(c), will represent, in the aggregate, 50.0% of the outstanding shares of New Parent Common Stock on the Effective Date; provided, however, that the foregoing percentage is subject to dilution by (i) shares of New Parent Common Stock issued as a result of the exercise of the New Warrants, (ii) shares of New Parent Common Stock issued in accordance with the Management Stock Option Plan, and (iii) such other shares as may be authorized and issued pursuant to the Reorganized Parent Charter.

          (d) Cancellation of TOPrS Certificates and Related Instruments. As of the Effective Date, all TOPrS Certificates and all Convertible Debentures, and all indentures, agreements, instruments and other documents evidencing TOPrS Claims and the rights of the holders thereof, shall be cancelled and extinguished, and deemed null and void and of no further force and effect (all without further act or action by any Person), and all obligations of any Person under such instruments and agreements shall be fully and finally satisfied and released, and the TOPrS Trust shall be deemed dissolved.

     4.6 CLASS 6 -- GENERAL UNSECURED CLAIMS.

          (a) Impairment and Voting. Class 6 is unimpaired by the Plan. Consequently, each holder of an Allowed General Unsecured Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

          (b) Distributions. To the extent not satisfied by the Debtors in the ordinary course of business prior to the Effective Date, in full and final satisfaction of such claim, the legal, equitable, and contractual rights to which an Allowed General Unsecured Claim entitles the holder thereof shall be left unimpaired and, accordingly, shall be satisfied on the latest of (i) the Effective Date, (ii) the date a General Unsecured Claim becomes an Allowed Claim, (iii) the date an Allowed General Unsecured Claim becomes due and payable in the ordinary course of the Debtors' business consistent with the Debtors' ordinary payment practices, and (iv) the date on which the Debtors and the holder of such Allowed General Unsecured Claim otherwise agree in writing. At the option of the Debtors, the treatment provided in this Section 4.6(b) will result in the payment of any Allowed General Unsecured Claim, in Cash, in an amount equal to such Allowed General Unsecured Claim, which payment shall include post-petition interest for the period from the Petition Date through the Effective Date calculated as follows: (i) to the extent holders of Allowed General Unsecured Claim are contractually entitled to receive interest, such holders shall receive post-petition interest at the contract rate, and (ii) all other holders of Allowed General Unsecured Claims shall receive post-petition interest at the rate applicable to federal judgements pursuant to 28 U.S.C. ss.ss. 1961, which on the Petition Date was 4.584%.

     4.7   CLASS   7  --   DEBT   SECURITIES   RECISSION   OR   DAMAGE   CLAIMS.

          (a)  Impairment  and  Voting.   Class  7  is  impaired  by  the  Plan.
Consequently, each holder of an Allowed Debt Securities Recission or Damage Claim shall be entitled to vote to accept or reject the Plan.

          (b) Distributions. Subject to the releases contained in Section 9.1 herein, each holder of an Allowed Debt Securities Recission or Damage Claim shall retain all proceeds derived from or relating to any litigation instituted by or against any such holder or on his behalf which are payable by any entity other than the Debtors or Reorganized Debtors (but not any proceeds from any of the property or assets of the Debtors except proceeds of insurance policies maintained by the Debtors) but shall receive no other distribution under this Plan.

          (c) Reservation of Rights. In accordance with Section 12.4 hereof, the Debtors reserve the right to amend the Plan to provide that Class 7 shall not receive or retain any property under the Plan. In such case, Class 7 would be deemed to reject the Plan and the Debtors would seek to confirm the Plan under
Section 1129(b) of the Bankruptcy Code without re-soliciting votes to accept or reject the Plan.

     4.8 CLASS 8 -- OLD PREFERRED STOCK INTERESTS.

          (a)  Impairment  and  Voting.   Class  8  is  impaired  by  the  Plan.
Consequently, the holder of the Old Preferred Stock Interests shall be entitled to vote to accept or reject the Plan.

          (b) Distributions. On the Effective Date, all Old Preferred Stock Interests shall be canceled, annulled and extinguished, and the holder of the Allowed Old Preferred Stock Interests shall receive two-thirds (2/3) of the New Warrants to be issued pursuant to the Plan.

          (c) Reservation of Rights. In accordance with Section 12.4 hereof, the Debtors reserve the right to amend the Plan to provide that Class 8 shall not receive or retain any property under the Plan, i.e. to provide that the holder of the Old Preferred Stock Interests would not receive the New Warrants. In such case, Class 8 would be deemed to reject the Plan and the Debtors would seek to confirm the Plan under Section 1129(b) of the Bankruptcy Code without re-soliciting votes to accept or reject the Plan.

     4.9 CLASS 9 -- OLD COMMON STOCK INTERESTS.

          (a)  Impairment  and  Voting.   Class  9  is  impaired  by  the  Plan.
Consequently, each holder of an Allowed Old Common Stock Interest shall be entitled to vote to accept or reject the Plan.

          (b) Distributions. On the Effective Date, all Old Common Stock Interests shall be canceled, annulled and extinguished, and each holder of an Allowed Old Common Stock Interest (including any such Interest consisting of accrued and unpaid dividends on the Old Preferred Stock Interests) shall receive its Pro Rata Share of one-third (1/3) of the New Warrants to be issued pursuant to the Plan.

          (c) Reservation of Rights. In accordance with Section 12.4 hereof, the Debtors reserve the right to amend the Plan to provide that Class 9 shall not receive or retain any property under the Plan, i.e. to provide that the holders of Old Common Stock Interests would not receive the New Warrants. In such case, Class 9 would be deemed to reject the Plan and the Debtors would seek to confirm the Plan under Section 1129(b) of the Bankruptcy Code without re-soliciting votes to accept or reject the Plan.


     4.10 CLASS 10 -- EQUITY INTEREST RECISSION OR DAMAGE CLAIMS.


          (a) Impairment and Voting. Class 10 is impaired by the Plan. Consequently, each holder of an Allowed Equity Interest Recission or Damage Claim shall be entitled to vote to accept or reject the Plan.

          (b) Distributions. Subject to the releases contained in Section 9.1 herein, each holder of an Allowed Equity Interest Recission or Damage Claim shall retain all proceeds derived from or relating to any litigation instituted by or against any such holder or on his behalf which are payable by any entity other than the Debtors or Reorganized Debtors (but not any proceeds from any of the property or assets of the Debtors except proceeds of insurance policies maintained by the Debtors) but shall receive no other distribution under this Plan.

          (c) Reservation of Rights. In accordance with Section 12.4 hereof, the Debtors reserve the right to amend the Plan to provide that Class 10 shall not receive or retain any property under the Plan. In such case, Class 10 would be deemed to reject the Plan and the Debtors would seek to confirm the Plan under
Section 1129(b) of the Bankruptcy Code without re-soliciting votes to accept or reject the Plan.

     4.11 CLASS 11 -- SUBSIDIARY EQUITY INTERESTS.

          (a) Impairment and Voting. Class 11 is unimpaired by the Plan. Consequently, each holder of an Allowed Subsidiary Equity Interest is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

          (b) Distributions. On the Effective Date, record holders of Allowed Subsidiary Equity Interests shall continue to hold such equity interests, which equity interests shall continue to be evidenced by the capital stock held by such record holders in the Subsidiary or Subsidiaries as of the Effective Date.


                                    ARTICLE 5

                IMPLEMENTATION AND EFFECT OF CONFIRMATION OF PLAN
                -------------------------------------------------

     5.1 Plan Funding. The funds utilized to make Cash payments under the Plan have been and/or will be generated from, among other things, the operation of the Debtors' businesses, asset dispositions, and borrowing under the Post-Effective Date Financing Facility.

     5.2 Post-Effective Date Financing Facility. On or prior to the Effective Date, the Debtors or Reorganized Debtors, as the case may be, shall execute the Post-Effective Date Financing Facility Documents. The Post-Effective Date Financing Facility, among other things, shall (i) be effective on the Effective Date, (ii) be a senior secured facility, (iii) provide for aggregate borrowings (including a working capital line of credit) of up to $60 million, provided, that, on the Effective Date, the maximum amount of borrowing availability under the Post-Effective Date Financing Facility shall be $45 million with the remaining $15 million of availability under such facility becoming automatically available for borrowing by the Reorganized Debtors upon their attainment of certain levels of operating performance to be mutually agreed to by the Debtors and the Informal Senior Note Committee in good faith, and (iv) contain terms and conditions in form and substance acceptable to the Debtors.

     5.3 Reorganized Debtors' Charters. On the Effective Date, the Reorganized Debtors' Charters will become effective. The Reorganized Debtors' Charters, together with the provisions of the Plan, shall, as applicable, provide for, among other things, the authorization and issuance of the New Parent Common Stock and the New Warrants, and such other provisions as are necessary to facilitate consummation of the Plan, including a provision prohibiting the issuance of non-voting equity securities in accordance with Section 1123(a)(6) of the Bankruptcy Code, all without any further action by the stockholders or directors of the Debtors, Debtors-in-Possession or the Reorganized Debtors.

     5.4 Issuance of New Securities; Listing on National Securities Exchange. The Reorganized Debtors shall issue, in accordance with the terms of the Plan, 5,000,000 shares of New Parent Common Stock, the New Senior Notes and 263,000 New Warrants. On the Effective Date, the Debtor will transmit written instructions regarding the surrender of Old Senior Notes, Old Preferred Stock Interests, and Old Common Stock Interests, and the distribution of shares of New Parent Common Stock and New Warrants to those parties entitled to distributions thereof pursuant to this Plan. Reorganized Parent will use its reasonable best efforts to cause the New Parent Common Stock and the New Senior Notes to be listed for trading on a national securities exchange or the NASDAQ National Market System. All shares of New Parent Common Stock to be issued pursuant to this Plan (including, without limitation, upon exercise of the New Warrants), shall be, upon issuance, fully paid and non-assessable, and shall be subject to dilution only as may be expressly set forth in this Plan or in the Plan Documents, and the holders thereof shall have no preemptive or other rights to subscribe for additional shares.

     5.5 Management of Reorganized Debtors. On the Effective Date, the management, control and operation of the Reorganized Debtors shall become the general responsibility of the respective boards of directors of the Reorganized Debtors, who shall, thereafter, have responsibility for the management, control and operation of the Reorganized Debtors in accordance with applicable law.

     5.6  Directors and Officers of Reorganized Debtors.

          (a) Boards of Directors of Reorganized Debtors. The initial members of the post-Confirmation board of directors of Reorganized Parent shall consist of the following: (i) Richard E. Snyder, (ii) three (3) members selected by the Informal TOPrS Committee, and (iii) three (3) members selected by the Informal Senior Note Committee; provided, however, that (i) the nominees of each Informal Committee shall be reasonably acceptable to the other Informal Committee, and
(ii) each of the nominees of the Informal Committees shall be discussed, prior to formal nomination, among the Informal Committees and current management of the Debtors. The designation of the board members selected by the Informal Committees, along with the designation of the board members for Reorganized Publishing and Reorganized Video, shall be filed with the Bankruptcy Court on or prior to the commencement date of the Confirmation Hearing, or such later date as the Bankruptcy Court may establish.

          (b) Officers of Reorganized Debtors. The officers of the respective Debtors immediately prior to the Effective Date shall serve as the initial officers of the respective Reorganized Debtors on and after the Effective Date.

          (c) Employment Contracts. Except as otherwise provided in this Section 5.6(c), on the Effective Date, employment contracts of current employees of the Debtors will be assumed. On the Effective Date, the current employment contract of Richard E. Snyder shall be deemed canceled and terminated, and Reorganized Parent and Mr. Snyder shall enter into a new revised employment contract which shall become automatically effective on the Effective Date. The form of such new employment contract is annexed as an Exhibit to the Restructuring Agreement.

     5.7 Management Stock Option Plan. On or prior to the Effective Date, the Management Stock Option Plan shall be adopted by Parent, and by voting to accept the Plan, all holders of Senior Notes, GPH Claims, and TOPrS Claims shall be deemed to have ratified and approved the Management Stock Option Plan. Following the Effective Date, the Management Stock Option Plan may be modified by the Board of Directors of Reorganized Parent in accordance with the terms thereof and any such modification or amendment shall not require an amendment of the Plan. The Management Stock Option Plan shall be effective immediately upon the Effective Date. The Management Stock Option Plan shall contain the principal terms set forth on Exhibit "A" hereto.

     5.8 Cancellation and Surrender of Existing Securities and Agreements.

          (a) Except as may otherwise be provided in the Plan, on the Effective Date, the promissory notes, share certificates, bonds and other instruments evidencing any Claim or Equity Interest shall be deemed cancelled without further act or action under any applicable agreement, law, regulation, order or rule and the obligations of the Debtors under the agreements, indentures and certificates of designations governing such Claims and Equity Interests, as the case may be, shall be discharged and released. In addition, on the Effective Date, Reorganized Parent and Richard E. Snyder shall enter into an agreement providing for Mr. Snyder's transfer to Parent of his entire interest in certain shares of Old Parent Common Stock in full and complete satisfaction of obligations under a non-recourse promissory note to Parent related thereto.

          (b) Each holder of a promissory note, share certificate, bond or other instrument evidencing a Claim or Equity Interest, shall surrender such promissory note, share certificate, bond or instrument to the Reorganized
Debtors (or their disbursing agent), unless such requirement is waived by the Reorganized Debtors. No distribution of property hereunder shall be made to or on behalf of any such holders unless and until such promissory note, share certificate, bond or instrument is received by the Reorganized Debtors (or their disbursing agent), or the unavailability of such promissory note, share certificate, bond or instrument is established to the reasonable satisfaction of the Reorganized Debtors (or their disbursing agent), or such requirement is waived by the Reorganized Debtors. The Reorganized Debtors may require any holder that is unable to surrender or cause to be surrendered any such promissory notes, share certificates, bonds or instruments to deliver an affidavit of loss and indemnity and/or furnish a bond in form and substance (including, without limitation, with respect to amount) reasonably satisfactory to the Reorganized Debtors. Any holder that fails within the later of one year after the Effective Date and the date of Allowance of its Claim or Equity Interest (i) to surrender or cause to be surrendered such promissory note, share certificate, bond or instrument; (ii) if requested, to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to the Reorganized Debtors (or their disbursing agent), and (iii) if requested, to furnish a bond reasonably satisfactory to the Reorganized Debtors (or their disbursing agent) shall be deemed to have forfeited all rights, Claims and Causes of Action against the Debtors and Reorganized Debtors and shall not participate in any distribution hereunder.

     5.9 Continuation of Bankruptcy Injunction or Stays. All injunctions or stays provided for in the Chapter 11 Cases under Sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

     5.10 Revesting of Assets. Except as otherwise provided by the Plan, upon the Effective Date, title to all properties and assets dealt with by the Plan shall pass to the Reorganized Debtors free and clear of all Claims, Liens, encumbrances and interests of creditors and of equity security holders (except those Claims, Liens, encumbrances and interests created pursuant to this Plan) and the Confirmation Order shall be a judicial determination of discharge and extinguishment of all Claims, Liens or Equity Interests (except those created pursuant to this Plan). Notwithstanding the foregoing, nothing in this Section
5.10 shall impact, discharge or extinguish any restriction contained in any license agreements (or rights thereunder) to which the Debtors are a party.

     5.11 General Release of Liens. Except as otherwise provided in the Plan in connection with the New Senior Notes and the Post-Effective Date Financing Facility, or in any contract, instrument, indenture or other agreement or document created in connection with the Plan or the implementation thereof, on the Effective Date, all mortgages, deeds of trust, liens or other security interests against property of the Estates are hereby released and extinguished, and all the right, title and interest of any holder of such mortgages, deeds of trust, liens or other security interests will revert to the Reorganized Debtors as applicable, and the successors and assigns thereof.

     5.12 Full and Final Satisfaction. All payments and all distributions hereunder shall be in full and final satisfaction, settlement, release and discharge of all Claims and Equity Interests, except as otherwise provided in the Plan.

     5.13 Causes of Action.

          (a) In General. As of the Effective Date, pursuant to Section 1123(b)(3)(B) of the Bankruptcy Code, any and all Causes of Action accruing to the Debtors and Debtors-in-Possession, including, without limitation, causes of actions under Sections 545, 549 and 551 of the Bankruptcy Code, but excluding
Causes of Action under Sections 510, 544, 547, 548, 550 and 553 of the Bankruptcy Code, shall become assets of the Reorganized Debtors, and the Reorganized Debtors shall have the authority to prosecute such Causes of Action for the benefit of the Estates. The Reorganized Debtors shall have the authority to compromise and settle, or otherwise resolve, discontinue, abandon or dismiss all such Causes of Action without approval of the Bankruptcy Court.

          (b) Avoiding Powers. As of and subject to the occurrence of the Effective Date, the Debtors and the Reorganized Debtors, for and on behalf of themselves and their Estates, hereby waive and release any of the Causes of Action under Sections 510, 544, 547, 548, 550 and 553 of the Bankruptcy Code.

     5.14 Indenture Trustee Charging Liens. In full satisfaction of Allowed Claims secured by Indenture Trustee Charging Liens, the Old Senior Note Indenture Trustee and/or the TOPrS Trustee, as the case may be, will receive from the Reorganized Debtors, Cash equal to the amount of such Claims, and upon such payment, in full, the Indenture Trustee Charging Liens will be automatically deemed released. Distributions to be made to holders of Allowed Claims pursuant to the Plan will not be reduced on account of payment of Allowed Claims secured by an Indenture Trustee Charging Lien.

     5.15 Termination of Subordination Rights. The classification and manner of satisfying all Claims and Equity Interests under the Plan take into consideration all contractual, legal and equitable subordination rights, whether arising under general principles of equitable subordination, Sections 510(b) and
(c) of the Bankruptcy Code or otherwise, that a holder of a Claim or Equity Interest may have against other Claim or Equity Interest holders with respect to any distribution made pursuant to the Plan. On the Effective Date, all contractual, legal or equitable subordination rights that a holder of a Claim or Equity Interest may have with respect to any distribution to be made pursuant to the Plan shall be discharged and terminated, and all actions related to the enforcement of such subordination rights shall be permanently enjoined and distributions pursuant to the Plan shall not be subject to payment to a beneficiary of such terminated subordination rights, or to levy, garnishment, attachment or other legal process by any beneficiary of such terminated subordination rights.

     5.16 Administration Pending Effective Date. Prior to the Effective Date, the Debtors shall continue to operate their businesses as Debtors-in-Possession, subject to all applicable requirements of the Bankruptcy Code and the Bankruptcy Rules. After the Effective Date, the Reorganized Debtors may operate their businesses, and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules, but subject to the continuing jurisdiction of the Bankruptcy Court as set forth in Article 11 hereof.

     5.17 Setoffs. Nothing contained in this Plan shall constitute a waiver or release by the Debtors of any rights of setoff the Debtors may have against any Person other than holders of Old Senior Notes, TOPrS Certificates, the GPH Note, the Old Senior Note Trustee and the TOPrS Trustee.

     5.18 Corporate Action. Pursuant to Section 303 of the Delaware General Corporation Law, all terms of this Plan may be put into effect and carried out without further action by the directors or shareholders of the Debtors or Reorganized Debtors, who shall be deemed to have unanimously approved the Plan and all agreements and transactions provided for or contemplated herein, including, without limitation: (i) the adoption of the Reorganized Debtors' Charters, (ii) the initial selection of directors and officers of the
Reorganized Debtors, (iii) the distribution of Cash and the issuance and distribution of New Parent Common Stock, New Senior Notes and New Warrants pursuant to this Plan, and (iv) the consolidation of non-debtor affiliates pursuant to Section 5.22 hereof.

     5.19 Post-Confirmation Fees, Final Decree. The Reorganized Debtor shall be responsible for the payment of any post-confirmation fees due pursuant to 28 U.S.C.ss. 1930(a)(6) and the filing of post-confirmation reports, until a final decree is entered. A final decree shall be entered as soon as practicable after distributions have commenced under this Plan.

     5.20 Registration Rights. As soon as practicable following the Effective Date, Reorganized Parent and appropriate holders of New Senior Notes and New Parent Common Stock shall enter into an appropriate registration rights agreement(s). Within thirty (30) days following the Effective Date or as soon thereafter as practicable, the Reorganized Debtors (as applicable) shall file appropriate shelf registration documents as required pursuant to the Restructuring Agreement.

     5.21 Section 1145 Exemption. The Confirmation Order shall provide that the issuance of the New Senior Notes, the New Parent Common Stock and the New Warrants shall be exempt from registration requirements in accordance with
Section 1145 of the Bankruptcy Code.

     5.22 Corporate Consolidation. The Debtors may, on or prior to the Effective Date, merge or otherwise consolidate certain non-debtor subsidiaries into Publishing or other non-debtor affiliates, and to dissolve certain other obsolete non-debtor affiliates, each pursuant to applicable state law.

                                    ARTICLE 6

                  PROVISIONS REGARDING VOTING AND DISTRIBUTIONS
              UNDER THE PLAN AND TREATMENT OF DISPUTED, CONTINGENT
                  AND UNLIQUIDATED CLAIMS AND EQUITY INTERESTS
                  --------------------------------------------

     6.1 Voting of Claims. Each holder of an Allowed Claim or Equity Interest in an impaired Class which retains or receives property under the Plan shall be entitled to vote separately to accept or reject the Plan and indicate such vote on a duly executed and delivered Ballot as provided in such order as is entered by the Bankruptcy Court establishing certain procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan, or any other order or orders of the Bankruptcy Court.

     6.2 Nonconsensual Confirmation. If any impaired Class entitled to vote shall not accept the Plan by the requisite statutory majorities provided in Sections 1126(c) or 1126(d) of the Bankruptcy Code, as applicable, or if any impaired class is deemed to have rejected the Plan, the Debtors reserve the right (a) to undertake to have the Bankruptcy Court confirm the Plan under
Section 1129(b) of the Bankruptcy Code and (b) to amend the Plan in accordance with Section 12.4 of the Plan to the extent necessary to obtain entry of the Confirmation Order.

     6.3  Method of Distributions Under the Plan.

          (a) In General. Subject to Bankruptcy Rule 9010, all distributions under the Plan shall be made by the Reorganized Debtors (or their disbursing agent) to the holder of each Allowed Claim at the address of such holder as listed on the Schedules as of the Distribution Record Date, unless the Debtors or Reorganized Debtors have been notified in writing of a change of address, including, without limitation, by the filing of a proof of claim or notice of transfer of claim filed by such holder that provides an address for such holder different from the address reflected on the Schedules.

          (b) Distributions of Cash. Any payment of Cash made by the Reorganized Debtors (or their disbursing agent) pursuant to the Plan shall be made by check drawn on a domestic bank.

          (c) Timing of Distributions. Any payment or distribution required to be made under the Plan on a day other than a Business Day shall be made on the next succeeding Business Day.

          (d) Fractional Cents. Whenever any payment of a fraction of a cent would otherwise be called for, the actual payment shall reflect a rounding of such fraction to the nearest whole cent (rounding down in the case of .50 or less and rounding up in the case of more than .50).

          (e)(i) Fractional Shares. No fractional shares of New Parent Common Stock or New Warrants shall be distributed under the Plan. When any distribution on account of an Allowed Claim or Equity Interest pursuant to the Plan would otherwise result in the issuance of a number of shares of New Parent Common Stock or New Warrants that is not a whole number, such fractional interests shall be combined into as many whole shares or warrants, as the case may be, as possible and shall be redistributed to holders of Claims and Equity Interests (as applicable) with fractional interests, in descending order, until all such whole shares or warrants are distributed.

          (ii)Fractional New Senior Notes. No fractional New Senior Notes shall be distributed under the Plan. Whenever any payment of a fraction of a dollar of principal amount of New Senior Notes would otherwise be called for, the actual New Senior Note distributed shall reflect a rounding of such fraction to the nearest whole dollar of principal amount (rounding down in the case of .50 or less and rounding up in the case of more than .50).

          (f) Unclaimed Distributions. Any distributions under the Plan that are unclaimed for a period of one year after distribution thereof shall revert and be revested in the Reorganized Debtors, and any entitlement of any holder of any Claim or Equity Interest to such distributions shall be forfeited, extinguished, and forever barred.


          (g) Distributions to Holders as of the Distribution Record Date. As of the close of business on the Distribution Record Date, the claims register (for Claims) and the transfer ledgers

(for Old Senior Notes, TOPrS Certificates and Equity Interests) shall be closed, and there shall be no further changes in the record holders of any Claims or Equity Interests. The Debtors, Reorganized Debtors and the respective indenture trustees for all the Old Senior Notes and TOPrS Certificates, as the case may be, shall have no obligation to recognize any transfer of any Claims or Equity Interests occurring after the close of business on the Distribution Record Date, and shall instead be entitled to recognize and deal for all purposes under the Plan (except as to voting to accept or reject the Plan pursuant to Section 6.1 of the Plan) with only those holders of record as of the close of business on the Distribution Record Date.

     6.4 Objections to and Resolution of Administrative Expense Claims, Claims and Equity Interests. Except as to applications for allowances of compensation and reimbursement of expenses under Sections 330 and 503 of the Bankruptcy Code (with respect to which procedures respecting objections shall be governed by Section 2.1(b) hereof and the Confirmation Order or other Final Order), the Debtors or Reorganized Debtors shall have the exclusive right to make and file objections to Administrative Expense Claims, Claims and Equity Interests subsequent to the Confirmation Date. All objections shall be litigated to Final Order; provided, however, that the Reorganized Debtors shall have the authority to compromise, settle, otherwise resolve or withdraw any objections, subject to approval of the Bankruptcy Court. Unless otherwise ordered by the Bankruptcy Court, the Debtors or Reorganized Debtors shall file all objections to Administrative Expense Claims that are the subject of proofs of claim or requests for payment filed with the Bankruptcy Court (other than applications for allowances of compensation and reimbursement of expenses), Claims and Equity Interests and serve such objections upon the holder of the Administrative Expense Claim, Claim or Equity Interest as to which the objection is made as soon as is practicable, but in no event later than 60 days after the Effective Date or such later date as may be approved by the Bankruptcy Court.

     6.5 Disputed Claims. (a) With respect to any Disputed Claims and Equity Interests, for the purposes of effectuating the provisions of this Section 6.5 and the distributions to holders of Allowed Claims and Equity Interests, the Bankruptcy Court, on or prior to the Effective Date or such date or dates thereafter as the Bankruptcy Court shall set, may fix or liquidate the amount of such Disputed Claims and Equity Interests pursuant to Section 502(c) of the Bankruptcy Code, in which event the amounts so fixed or liquidated shall be deemed the maximum amounts of the Disputed Claims and Equity Interests pursuant to Section 502(c) of the Bankruptcy Code for purposes of distribution under the Plan.

          (b) When a Disputed Claim or Equity Interest becomes an Allowed Claim or Equity Interest, the Reorganized Debtors shall distribute to the holder of such Allowed Claim or Equity Interest, the property distributable to such holder as provided in this Plan.

     6.6 Disputed Payments. In the event of any dispute between and among holders of Claims or Equity Interests and/or the holders of a Disputed Claim or Equity Interest as to the right of any Person to receive or retain any payment or distribution to be made to such Person under the Plan, the Reorganized Debtors may, in lieu, of making such payment or distribution to such Person, instead hold such payment or distribution, without interest, until the disposition thereof shall be determined by a Final Order of the Bankruptcy Court or other court with appropriate jurisdiction.


                                    ARTICLE 7

            EXECUTORY CONTRACTS AND UNEXPIRED LEASES; INDEMNIFICATION CLAIMS; RETIREE BENEFITS; POST - CONFIRMATION FEES AND FINAL DECREE
       -------------------------------------------------------------------

     7.1 Executory Contracts and Unexpired Leases. Any unexpired lease or executory contract that has not been expressly rejected by the Debtors or treated in this Plan with the Bankruptcy Court's approval on or prior to the Confirmation Date shall, as of the Confirmation Date (subject to the occurrence of the Effective Date), be deemed to have been assumed by the Debtors unless there is pending before the Bankruptcy Court on the Confirmation Date a motion to reject such unexpired lease or executory contract or such executory contract or unexpired lease is otherwise designated for rejection, provided that (a) such lease or executory contract is ultimately rejected, and (b) the filing of the Confirmation Order shall be deemed to be a rejection of all then outstanding unexercised stock options, warrants and similar rights. In accordance with
Section 1123(a)(5)(G) of the Bankruptcy Code, on the Effective Date, or as soon as practicable thereafter, the Reorganized Debtors shall cure all defaults under any executory contract or unexpired lease assumed pursuant to this Section 7.1 by making a Cash payment in an amount agreed to between the Reorganized Debtors and the claimant, or as otherwise fixed pursuant to a Final Order.

     7.2 Bar Date for Filing Proofs of Claims Relating to Executory Contracts and Unexpired Leases Rejected Pursuant to the Plan. Claims arising out of the rejection of an executory contract or unexpired lease designated for rejection pursuant to the Confirmation Order, must be filed with the Bankruptcy Court and/or served upon the Debtors or Reorganized Debtors or as otherwise may be provided in the Confirmation Order by no later than 30 days after the notice of entry of an order approving such rejection. Any Claims not filed within such time will be forever barred from assertion against the Debtors, their estates, the Reorganized Debtors and their property, and the holders thereof shall not be entitled to any distribution under this Plan or otherwise from the Debtors or Reorganized Debtors. Unless otherwise ordered by the Bankruptcy Court, all Claims arising from the rejection of executory contracts and unexpired leases shall be treated as General Unsecured Claims under the Plan.

     7.3 Indemnification Claims. (a) Notwithstanding anything to the contrary contained herein, all Persons holding or asserting Indemnification Claims (whether directly, by subrogation or otherwise) shall be entitled to obtain recovery on account of such Claims solely from the proceeds of any applicable directors' and officers' insurance policy maintained by the Debtors or Reorganized Debtors, as the case may be, and shall not, under any circumstances, be entitled to obtain a recovery in respect of such Indemnification Claims from the Reorganized Debtors; provided, however, that the Reorganized Debtors shall remain responsible for, and shall pay, in respect of any and all Indemnification Claims, all retention amounts and coinsurance obligations arising under, or necessary to maintain, its directors' and officers' insurance policies. The Debtors or Reorganized Debtors, as the case may be, shall continue and maintain all presently existing directors' and officers' insurance policies, and all such policies shall remain in full force and effect following Confirmation. The Debtors shall maintain any prior directors' and officers' insurance policies and renew existing policies as they expire at comparable or greater coverage levels.

          (b) In the event that: (i) the Bankruptcy Court does not approve any or all of the material provisions of Article 9 herein, and (ii) the Plan is not terminated pursuant to Section 12.5 hereof, then all Indemnification Claims shall be assumed by the Reorganized Debtors without limitation.

     7.4 Compensation and Benefit Programs. Except as otherwise provided in the Plan, all employment and severance practices and policies, and all compensation and benefit plans, policies, and programs of the Debtors applicable to their directors, officers or employees, including, without limitation, all savings plans, retirement plans, health care plans, severance benefit plans, incentive plans, workers' compensation programs and life, disability and other insurance plans are treated either as executory contracts pursuant to Section 7.1 of the Plan, or as permitted under applicable non-bankruptcy law.

     7.5 Retiree Benefits. Payment of any Retiree Benefits shall be continued solely to the extent, and for the duration of the period, the Debtors are contractually or legally obligated to provide such benefits, subject to any and all rights of the Debtors under applicable law.

                                    ARTICLE 8

                            SUBSTANTIVE CONSOLIDATION
                            -------------------------

     8.1 Substantive Consolidation. Except as expressly provided in the Plan, the Debtors and Reorganized Debtors shall continue to maintain their separate corporate existence for all purposes other than the treatment of Claims under the Plan. Pursuant to the Substantive Consolidation Order, on the Effective
Date: (i) all assets (and all proceeds thereof) and liabilities of the Debtors shall be deemed merged or treated as though they were merged into and with the assets and liabilities of Parent, (ii) no distributions shall be made under the Plan on account of intercompany Claims among the Debtors and all such Claims (including, without limitation, Claims based upon the Publishing Notes) shall be eliminated, (iii) all guarantees of the Debtors of the obligations of any other Debtor shall be deemed eliminated and extinguished so that any claim against any Debtor and any guarantee thereof executed by any other Debtor and any joint or several liability of any of the Debtors shall be deemed to be one obligation of the consolidated Debtors, (iv) each and every Claim filed or to be filed in any of the Chapter 11 Cases shall be deemed filed against the consolidated Debtors, and shall be deemed one Claim against and obligation of the consolidated Debtors and (v) for purposes of determining the availability of the right of set-off under Section 553 of the Bankruptcy Code, the Debtors shall be treated as one entity so that, subject to the other provisions of Section 553 of the Bankruptcy Code, debts due to any of the Debtors may be set-off against the debts of any of the other

Debtors. Such substantive consolidation shall not (other than for purposes related to the Plan) affect (i) the legal and corporate structures of the Reorganized Debtors, and (ii) Subsidiary Equity Interests.


                                    ARTICLE 9

                         PROVISIONS REGARDING RELEASES,
                           INJUNCTIONS, AND DISCHARGE
                           --------------------------

     9.1  Releases.

          (a) Release of Released  Parties.  Without  limiting the provisions of
Section 9.2 of the Plan and except as otherwise provided in the Plan, as of the Effective Date, in consideration for, and as part of the treatment afforded to, the holders of Claims and Equity Interests under this Plan, and for other valuable consideration, each of the Released Parties shall be deemed forever released from any and all Causes of Action that any Person may have asserted, could have asserted, or could in the future assert, directly or indirectly, against any of the Released Parties relating to the Debtors or the Chapter 11 Cases on or prior to the Effective Date, provided, however, that the foregoing release shall not apply to (i) Causes of Action that arise from obligations or rights created under or in connection with the Plan or any agreement provided for or contemplated in the Plan, and (ii) the rights of holders of Recission or Damage Claims to pursue such Claims against present or former officers and directors of the Debtors as named defendants in litigations respecting such Recission or Damage Claims solely for purposes of preserving or obtaining a right of recovery against any applicable insurance coverage of the Debtors but not to enforce a judgment against any property of any present or former officers and directors of the Debtors except to the extent of such insurance proceeds and any other proceeds made available under the indemnification rights as provided for in Section 7.3 of the Plan. Notwithstanding anything in this Plan to the contrary, nothing in this Plan shall discharge, release or exculpate any non-Debtor from any liability to the United States of America and/or its agencies.

          (b) Mutual Releases by Released Parties. Except as, and only to the extent, provided otherwise in the Plan, as of the Effective Date, each of the Released Parties forever releases, waives and discharges all known and unknown Causes of Action of any nature that such Released Party has, had or may have against any other Released Party for all acts and omissions related to the Debtors arising from or related to the Chapter 11 Cases through the Effective Date, other than Causes of Action that arise from obligations or rights created under or in connection with the Plan or any agreement provided for or contemplated in the Plan.

     9.2 Discharge. Except as otherwise expressly provided in Section 1141 of the Bankruptcy Code or the Plan, the distributions made pursuant to and in accordance with the applicable terms and conditions of the Plan are in full and final satisfaction, settlement, release and discharge as against the Debtors of any debt that arose before the Effective Date, and any debt of a kind specified in Section 502(g), 502(h), or 502(i) of the Bankruptcy Code, and all Claims and Equity Interests of any nature, including, without limitation, any interest accrued thereon from and after the Petition Date, whether or not (i) a proof of Claim or Equity Interest based on such debt, obligation or equity interest is filed or deemed filed under
Section 501 of the Bankruptcy Code, (ii) such Claim or Equity Interest is Allowed under Section 502 of the Bankruptcy Code or (iii) the holder of such Claim or Equity Interest has accepted the Plan; provided, however, that the foregoing discharge shall not apply to rights of holders of Recission or Damage Claims, and Indemnification Claims arising from or related thereto, to pursue such Claims against the Debtors solely to obtain a right of recovery against any applicable insurance coverage of the Debtors or to seek indemnification, all as otherwise provided by Section 7.3 of the Plan (but not to enforce a judgment against any other property of the Debtors or Reorganized Debtors).

     9.3  Injunctions.

          (a) Injunction Related to Claims Released by Released Parties and All Other Persons. As of the Effective Date and subject to its occurrence, all Persons that have held, currently hold or may have asserted a Claim, a Cause of Action or other debt, or liability, or an Equity Interest or other right of a holder of an Equity Interest that is discharged, released or terminated pursuant to the Plan, are hereby permanently enjoined from commencing or continuing, in any manner or in any place, any action or other proceeding, enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order, creating, perfecting or enforcing any lien or encumbrance, asserting a set-off, right or subrogation or recoupment of any kind against any debt, liability or obligation due to any such releasing Person, and from commencing or continuing any action, in any manner or in any place where the foregoing does not comply with or is inconsistent with the provisions hereof, provided, however, that the foregoing injunctions shall not apply to rights of the holders of Recission or Damage Claims, and Indemnification Claims or rising from or related thereto, to pursue such Claims against any Person that is discharged or released pursuant to this Plan solely to obtain a right of recovery against any applicable insurance coverage or to seek indemnification as otherwise provided by Section 7.3 of the Plan but not to enforce a judgment against any property of any Person that is discharged or released pursuant to this Plan except to the extent of insurance proceeds or to seek indemnification as otherwise provided by
Section 7.3 of the Plan.

          (b) Injunction Relating to the Plan. As of the Effective Date, except as otherwise provided in the Plan, all Persons are hereby permanently enjoined from commencing or continuing, in any manner or in any place, any action or other proceeding, whether directly, derivatively or otherwise against any or all of the Released Parties, on account of or respecting any claims, debts, rights, Causes of Action or liabilities released or discharged pursuant to the Plan, except to the extent expressly permitted under the Plan.

          (c) Consent by Holders of Claims and Interests to Entry of Injunctive Relief. Without limitation to the scope, extent, validity or enforceability of the injunctive relief set forth in the Plan and in the Confirmation Order, by accepting distributions pursuant to the Plan, each holder of an Allowed Claim or Equity Interest receiving distributions pursuant to the Plan is hereby deemed to have specifically consented to the releases and injunctions set forth in this Plan.


                                   ARTICLE 10

                            EFFECTIVENESS OF THE PLAN
                            -------------------------

     10.1 Conditions Precedent to Effectiveness. The Plan shall not become effective unless and until the following conditions shall have been satisfied or waived pursuant to Section 10.3 of the Plan:

          (a) the Confirmation Order and the Substantive Consolidation Order, in form and substance reasonably acceptable to the Debtors, GPH, and the Informal Committees, shall have been entered contemporaneously by the Bankruptcy Court and shall have become a Final Order;

          (b) the Reorganized Debtors shall have credit availability under the Post-Effective Date Financing Facility to provide the Reorganized Debtors with financing sufficient to meet their Cash obligations under the Plan and their business requirements as of and after the Effective Date;

          (c) each of the Plan Documents and the New Parent Common Stock, New Senior Notes and New Warrants, in form and substance reasonably acceptable to the Debtors, GPH, and the Informal Committees, shall have been effected or executed and delivered, and the New Common Stock, the New Senior Notes and the New Warrants shall be validly issued and outstanding;

          (d) if the Indemnification Claims are to be assumed by the Reorganized Debtors pursuant to Section 7.3(b) hereof or otherwise, then each of the Informal Committees shall have consented to such assumption; and

          (e) all actions, other documents and agreements necessary to implement the Plan shall have been effected or executed and delivered.

     10.2 Effect of Failure of Conditions. In the event that one or more of the conditions specified in Section 10.1 of the Plan have not occurred on or before 120 days after the Confirmation Date, upon notification submitted by the Debtors to the Bankruptcy Court (a) the Confirmation Order shall be vacated, (b) no distributions under the Plan shall be made, (c) the Debtors and all holders of Claims and Equity Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date never occurred and (d) the Debtors' obligations with respect to the Claims and Equity Interests shall remain unchanged and nothing contained herein shall constitute or be deemed a waiver or release of any Claims or Equity Interests by or against the Debtors or any other Person or to prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors.

     10.3 Waiver of Conditions. Upon consent of each of the Informal Committees and GPH, the Debtors may waive, by a writing signed by an authorized representative of the Debtors and subsequently filed with the Bankruptcy Court, one or more of the conditions precedent to effectiveness of the Plan set forth in Section 10.1 above.


                                   ARTICLE 11

                            RETENTION OF JURISDICTION

     11.1 Retention of Jurisdiction. The Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, and related to, the Chapter 11 Cases and the Plan pursuant to, and for the purposes of, Sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

          (a) to hear and determine any and all objections to the allowance of any Claims or any controversies as to the classification of any Claims, provided that only Debtors may file objections to Claims;

          (b) to hear and determine any and all applications by Professionals for compensation and reimbursement of expenses;

          (c) to hear and determine any and all pending applications for the rejection and disaffirmance of executory contracts and unexpired leases, and fix and allow any Claims resulting therefrom;

          (d) to liquidate any Disputed Claim;

          (e) to enforce the provisions of the Plan, including the injunction, exculpation and releases provided for in the Plan;

          (f) to enable the Debtors to prosecute any and all proceedings which have been or may be brought prior to the Effective Date to set aside liens or encumbrances and to recover any transfers, assets, properties, or damages to which the Debtors may be entitled under applicable provisions of the Bankruptcy Code or any federal state, or local laws;

          (g) to correct any defect, cure any omission, or reconcile any inconsistency in the Plan or in the Confirmation Order as may be necessary to carry out its purpose and the intent of the Plan;

          (h) to determine any Claim or liability to a governmental unit which may be asserted as a result of the transactions contemplated herein;

          (i) to hear and determine matters concerning state, local, and federal taxes in accordance with Sections 346, 505 and 1146 of the Bankruptcy Code; and

          (j) to determine such other matters as may be provided for in the Confirmation Order or as may be authorized under the provisions of the Bankruptcy Code.


                                   ARTICLE 12

                            MISCELLANEOUS PROVISIONS
                            ------------------------

     12.1 Effectuating Documents and Further Transactions. Each of the Debtors or Reorganized Debtors, as the case may be, is authorized to execute, deliver, file or record such contracts, instruments, releases, indentures and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan and any notes or securities issued pursuant to the Plan.

     12.2 Exemption from Transfer Taxes. In accordance with Section 1146(c) of the Bankruptcy Code, (a) the issuance, transfer or exchange of any security under the Plan or the making or delivery of any instrument of transfer pursuant to, in implementation of, or as contemplated by the Plan, including any merger agreements or agreements of consolidation, deeds, bills of sale or assignments executed in connection with any of the transactions contemplated under the Plan, or the revesting, transfer or sale of any real or personal property of the Debtors pursuant to, in implementation of, or as contemplated by the Plan, (b) the making, delivery, creation, assignment, amendment or recording of any note or other obligation for the payment of money or any mortgage, deed of trust or other security interest under, in furtherance of, or in connection with the Plan, the issuance, renewal, modification or securing of indebtedness by such means, and (c) the making, delivery or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including, without limitation, the Confirmation Order, shall not be subject to any document recording tax, stamp tax, conveyance fee or other similar tax, mortgage tax, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment. Consistent with the foregoing, each recorder of deeds or similar official for any county, city or governmental unit in which any instrument hereunder is to be recorded shall, pursuant to the Confirmation Order, be ordered and directed to accept such instrument, without requiring the payment of any documentary stamp tax, deed stamps, stamp tax, transfer tax, intangible tax or similar tax.

     12.3 Exculpation. Neither the Debtors, Reorganized Debtors, the Informal Committees, any official committee of creditors appointed in these cases, or GPH, nor any of their respective members, officers, directors, employees, advisors, agents or Professionals shall have or incur any liability to any holder of a Claim or Equity Interest for any act or omission in connection with, related to, or arising out of, the Chapter 11 Cases, the preparation or formulation of the Plan, the pursuit of confirmation of the Plan, the consummation of the Plan or the administration of the Plan or the property to be distributed under the Plan, except for willful misconduct or gross negligence, and, in all respects, the Debtors, Reorganized Debtors and each of their respective members, officers, directors, employees, advisors, agents and Professionals shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan; provided, however, that nothing in the Plan shall, or shall be deemed to, release the Debtors or Reorganized Debtors from, or exculpate the Debtors or Reorganized Debtors with respect to, their respective obligations or covenants arising pursuant to this Plan.

     12.4 Amendment or Modification of the Plan. Alterations, amendments or modifications of the Plan may be proposed in writing by the Debtors, upon the consent of each of the Informal Committees and GPH, at any time prior to the Confirmation Date, provided that the Plan, as altered, amended or modified, satisfies the conditions of Sections 1122 and 1123 of the Bankruptcy Code, and the Debtors shall have complied with Section 1125 of the Bankruptcy Code. The Plan may be altered, amended or modified at any time before or after the Confirmation Date and before substantial consummation, provided that the Plan, as altered, amended or modified, satisfies the requirements of Sections 1122 and 1123 of the Bankruptcy Code and the Bankruptcy Court, after notice and a hearing, confirms the Plan, as altered, amended or modified, under Section 1129 of the Bankruptcy Code. Without limiting the foregoing, in the event that any Class of Claims or Equity Interest Holders ranking in priority below Class 6 (General Unsecured Claims) votes to reject the Plan (and the Bankruptcy Court determines that, as a result thereof, the Plan is unconfirmable), the Debtors reserve the right to amend the Plan to provide that all Classes ranking in priority below Class 6 (i.e., Classes 7, 8, 9 and 10) shall not receive or retain any property under the Plan. In such case, Classes 7, 8, 9 and 10 would be deemed to reject the Plan, in which event, the Debtors would then seek to confirm the Plan under Section 1129(b) of the Bankruptcy Code without re-soliciting votes to accept or reject the Plan. A holder of a Claim or Equity Interest that has accepted the Plan shall be deemed to have accepted the Plan, as altered, amended or modified, if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claim or Equity Interest of such holder. The Debtors may, without notice to holders of Claims or Equity Interests insofar as it does not materially and adversely affect the interests of any such holders, correct any defect or omission in this Plan and any exhibit hereto or in any Plan Document.

     12.5 Severability. In the event that the Bankruptcy Court determines, prior to the Confirmation Date, that any provision in the Plan is invalid, void or unenforceable, such provision shall be invalid, void or unenforceable with respect to the holder or holders of such Claims or Equity Interests as to which the provision is determined to be invalid, void or unenforceable. The invalidity, voidness or unenforceability of any such provision shall in no way limit or affect the enforceability and operative effect of any other provision hereof; provided, however, that each Informal Committee and GPH, in their sole, good faith judgment, may cause the Plan to not be confirmed if such determination of the Bankruptcy Court would result in a material adverse effect to the interests of such Informal Committees' constituents (which shall include, without limitation, the invocation of Section 7.3(b) of this Plan unless consented to by each of the Informal Committees) or GPH (and/or any member of GPH or partners of the managing member thereof as of the Petition Date in any capacity), as the case may be.

     12.6 Revocation or Withdrawal of the Plan. Subject to the terms of the Restructuring Agreement, the Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date. If the Debtors revoke or withdraw the Plan prior to the Confirmation Date, then the Plan shall be deemed null and void. In such event, nothing contained herein shall constitute or be deemed a waiver or release of any Claims by or against the Debtors or any other Person or to prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors.

     12.7 Binding Effect. The Plan shall be binding upon and inure to the benefit of the Debtors, the holders of Claims and Equity Interests, and their respective successors and assigns, including, without limitation, the Reorganized Debtors.

     12.8 Notices. All notices, requests and demands to or upon the Debtors, the Informal Senior Note Committee, or the Informal TOPrS Committee, to be effective, shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:



If to the Debtors:                             If to the Informal Senior Note
                                               Committee:
c/o Golden Books Family Entertainment, Inc.
888 Seventh Avenue                             c/o Stroock & Stroock & Lavan LLP
New York, New York  10106                      180 Maiden Lane
tel:   212.547.6700                            New York, New York  10035-4982
fax:   212.371.1091                            tel:   212.806.5642
Attn:  Richard E. Snyder                       fax:   212.806.6006
                                               Attn:  Fred S. Hodara, Esq
with a copy to:
Proskauer Rose LLP                             If to the Informal TOPrS
Attorneys for the Debtors                      Committee:
1585 Broadway                                  c/o Cleary, Gottlieb, Steen &
New York, New York  10036-8299                 Hamilton
tel:   212.969.3000                            One Liberty Plaza
fax:   212.962.2900                            New York, New York  10006-1470
Attn:  Alan B. Hyman, Esq.                     tel:   212.225.3999
                                               fax:   212.225.3999
                                               Attn:  James E. Millstein, Esq.

If to GPH:

c/o Willkie Farr & Gallagher
787 Seventh Avenue
New York, New York  10019
tel:   212.728.8000
fax:   212.728.8111
Attn:  Marc Abrams, Esq.

     12.9 Termination  of  Committees.  Except as  otherwise  provided  in  this
Section 12.9, on the Effective Date, the Official Committee, the Informal Senior Note Committee and the Informal TOPrS Committee shall cease to exist and their respective members and employees or agents (including, without limitation, attorneys, investment bankers, financial advisors, accountants and other professionals) shall be released and discharged from any further authority, duties, responsibilities and obligations relating to, arising from or in connection with the Official Committee, Informal Senior Note Committee and the Informal TOPrS Committee, as the case may be. The Official Committee, the Informal Senior Note Committee and the Informal TOPrS Committee shall continue to exist after such date (i) solely with respect to all the applications filed pursuant to Section 330 of the Bankruptcy Code or Claims for fees and expenses by Professionals, (ii) any post-confirmation modifications to the Plan or Confirmation Order, and (iii) any matters pending as of the Effective Date before the Bankruptcy Court to which the Official Committee, the Informal Senior Note Committee and the Informal TOPrS Committee is party, until such matters are resolved.

     12.10 Governing Law. Except to the extent the Bankruptcy Code, Bankruptcy Rules or other federal law is applicable, or to the extent the Plan, including documents contained in the Plan Supplement, provides otherwise, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflicts of law of such jurisdiction.

     12.11 Withholding and Reporting Requirements. In connection with the consummation of the Plan, the Debtors or the Reorganized Debtors, as the case may be, shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority and all distributions hereunder shall be subject to any such withholding and reporting requirements.

     12.12 Plan Supplement. Forms of the Plan Documents shall be contained in the Plan Supplement. Upon its filing with the Bankruptcy Court, the Plan Supplement may be inspected in the office of the Clerk of the Bankruptcy Court during normal court hours. Holders of Claims or Equity Interests may obtain a copy of the Plan Supplement upon written request to the Debtors in accordance with Section 12.8 hereof. The Plan Supplement is incorporated into and a part of the Plan as if set forth in full herein.

     12.13 Allocation of Plan Distributions Between Principal and Interest. To the extent that any Allowed Claim entitled to a distribution under the Plan is comprised of indebtedness and accrued but unpaid interest thereon, such distribution shall, for federal income tax purposes, be allocated to the principal amount of the Claim first and then, to the extent the consideration exceeds the principal amount of the Claim, to accrued but unpaid interest.

     12.14 Headings. Headings are used in the Plan for convenience and reference only, and shall not constitute a part of the Plan for any other purpose.

     12.15 Filing of Additional Documents. On or before substantial consummation of the Plan, the Debtors shall file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions hereof.

     12.16 Inconsistency. In the event of any inconsistency between the Plan and the Disclosure Statement, any exhibit to the Plan or Disclosure Statement or any other instrument or document created or executed pursuant to the Plan, the Plan shall govern.

Dated:    New York, New York
          May 13, 1999

                                            GOLDEN BOOKS FAMILY ENTERTAINMENT,
                                            INC., (for itself and on behalf of
                                            each of the above captioned Debtors
                                            and Debtors-in-Possession)


                                            By:  /s/ Richard E. Snyder
                                                 --------------------------
                                                 Richard E. Snyder,
                                                 Chairman of the Board and
                                                 Chief Executive Officer


PROSKAUER ROSE LLP
Counsel to the Debtors and
Debtors-in-Possession


By:  /s/ Alan B. Hyman
     --------------------------
     Alan B. Hyman (AH-6655)
     A Member of the Firm
     1585 Broadway
     New York, New York  10036
     (212) 969-3000

                             EXHIBIT "A" TO THE PLAN

                 Principal Terms of Management Stock Option Plan


The Management Stock Option Plan shall be a stock incentive program and shall provide for the issuance of up to 10%, on a fully-diluted basis, of the shares of New Parent Common Stock as of the Effective Date of the Plan. Shares of New Parent Common Stock issued pursuant to the Management Stock Option Plan shall be allocated as follows:

       (i) Richard E. Snyder (Chief Executive Officer) - 2%, on a fully-diluted basis, of the shares of New Parent Common Stock in the form of restricted stock to vest 2/3 on the second anniversary of the Effective Date and 1/3 on the third anniversary of the Effective Date (with vesting fully accelerated upon a termination without cause, a termination for good reason, a termination due to death or disability or a change of control).

       (ii) Richard K. Collins (Chief Operating Officer), Philip Galanes (Chief Administrative Officer) and Colin Finkelstein (Chief Financial Officer) - Each shall receive 1%, on a fully-diluted basis, of the shares of New Parent Common Stock in the form of at the money stock options with an exercise price based upon the total equity value of Reorganized Parent (as set forth in the Disclosure Statement) to vest ratably over a three year period (with vesting fully accelerated upon a termination without cause, a termination for good reason, a termination due to death or disability or a change of control).

       (iii) 5%, on a fully-diluted basis, of the shares of New Parent Common Stock shall be reserved for option grants to key employees up to one-half of which is to be determined by the Debtors' current management or board to be issued as part of the Debtors' 1999 bonus plan to management not covered by clauses (i) or (ii) above, with the remainder to be determined by the board of directors of Reorganized Parent.

                                TABLE OF CONTENTS

                                                                            Page


ARTICLE 1      DEFINITIONS AND CONSTRUCTION OF TERMS...........................1
         1.1   "Administrative Expense Claim"..................................2
         1.2   "Allowed".......................................................2
         1.3   "Ballot"........................................................2
         1.4   "Bankruptcy Code"...............................................2
         1.5   "Bankruptcy Court"..............................................2
         1.6   "Bankruptcy Rules"..............................................2
         1.7   "Bar Date"......................................................2
         1.8   "Business Day"..................................................2
         1.9   "Cash"..........................................................3
         1.10  "Causes of Action"..............................................3
         1.11  "Chapter 11 Cases"..............................................3
         1.12  "Claim".........................................................3
         1.13  "Class".........................................................3
         1.14  "Collateral"....................................................3
         1.15  "Confirmation Date".............................................3
         1.16  "Confirmation Hearing"..........................................3
         1.17  "Confirmation Order"............................................3
         1.18  "Contingent Claim"..............................................3
         1.19  "Convertible Debenture Claims"..................................4
         1.20  "Convertible Debentures"........................................4
         1.21  "Convertible Debenture Indenture"...............................4
         1.22  "Debt Securities Recission or Damage Claims"....................4
         1.23  "Debtors".......................................................4
         1.24  "Debtors-in-Possession".........................................4
         1.25  "DIP Financing Order"...........................................4
         1.26  "DIP Lender"....................................................4
         1.27  "DIP Loan Documents"............................................4
         1.28  "Disclosure Statement"..........................................4
         1.29  "Disputed"......................................................5
         1.30  "Distribution Agreement"........................................5
         1.31  "Distribution Record Date"......................................5
         1.32  "Effective Date"................................................5
         1.33  "Equity Interests"..............................................5
         1.34  "Equity Interest Recission or Damage Claims"....................5
         1.35  "Estates".......................................................6
         1.36  "Final Order"...................................................6
         1.37  "General Secured Claim".........................................6

         1.38  "General Unsecured Claim".......................................6
         1.39  "GPH"...........................................................6
         1.40  "GPH Claims"....................................................6
         1.41  "GPH Note Purchase Agreement"...................................6
         1.42  "GPH Notes".....................................................6
         1.43  "Indemnification Claims"........................................6
         1.44  "Indenture Trustee Charging Lien"...............................7
         1.45  "Informal Committees"...........................................7
         1.46  "Informal Senior Note Committee"................................7
         1.47  "Informal TOPrS Committee"......................................7
         1.48  "Lien"..........................................................7
         1.49  "Management Stock Option Plan"..................................7
         1.50  "New Parent Common Stock".......................................7
         1.51  "New Senior Notes"..............................................7
         1.52  "New Senior Note Indenture".....................................7
         1.53  "New Senior Note Indenture Trustee".............................7
         1.54  "New Senior Note Security Agreement"............................8
         1.55  "New Warrants"..................................................8
         1.56  "Official Committee"............................................8
         1.57  "Old Common Stock Interests"....................................8
         1.58  "Old Preferred Stock Interests".................................8
         1.59  "Old Senior Notes"..............................................8
         1.60  "Old Senior Note Claims"........................................8
         1.61  "Old Senior Note Indenture".....................................8
         1.62  "Old Senior Note Indenture Trustee".............................8
         1.63  "Other Professionals"...........................................8
         1.64  "Parent"........................................................9
         1.65  "Person"........................................................9
         1.66  "Petition Date".................................................9
         1.67  "Plan"..........................................................9
         1.68  "Plan Documents"................................................9
         1.69  "Plan Supplement"...............................................9
         1.70  "Post-Effective Date Financing Facility"........................9
         1.71  "Post-Effective Date Financing Facility Documents"..............9
         1.72  "Priority Claims"...............................................9
         1.73  "Priority Tax Claim"...........................................10
         1.74  "Professionals"................................................10
         1.75  "Pro Rata Share"...............................................10
         1.76  "Publishing"...................................................10
         1.77  "Publishing Notes".............................................10
         1.78  "Recission or Damage Claims"...................................10
         1.79  "Registration Rights Agreement"................................10
         1.80  "Released Parties".............................................10

         1.81  "Reorganized Debtors"..........................................10
         1.82  "Reorganized Debtors' Charters"................................10
         1.83  "Reorganized Parent"...........................................11
         1.84  "Reorganized Parent Charter"...................................11
         1.85  "Reorganized Publishing".......................................11
         1.86  "Reorganized Video"............................................11
         1.87  "Restructuring Agreement"......................................11
         1.88  "Retiree Benefits".............................................11
         1.89  "Schedules"....................................................11
         1.90  "Secured Claim"................................................11
         1.91  "Subsidiary"...................................................11
         1.92  "Subsidiary Equity Interest"...................................11
         1.93  "Substantive Consolidation Order"..............................12
         1.94  "TOPrS Certificates"...........................................12
         1.95  "TOPrS Claims".................................................12
         1.96  "TOPrS Trust"..................................................12
         1.97  "TOPrS Trustee"................................................12
         1.98  "Video"........................................................12
         1.99  "Warrant Agreement"............................................12

ARTICLE 2      TREATMENT OF ALLOWED ADMINISTRATIVE
               EXPENSE CLAIMS AND ALLOWED PRIORITY TAX CLAIMS.................12
         2.1   Non-Classification.............................................12
         2.2   Administrative Expense Claims..................................12
               (a)    In General..............................................12
               (b)    Professional Compensation and
                      Expense Reimbursement Claims............................13
               (c)    Treatment of Claims of DIP Lender.......................13
         2.3   Priority Tax Claims............................................13

ARTICLE 3      CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS..................14

ARTICLE 4      TREATMENT OF CLAIMS AND EQUITY INTERESTS.......................15
         4.1   CLASS 1-- ALLOWED PRIORITY CLAIMS..............................15
               (a)    Impairment and Voting...................................15
               (b)    Distributions...........................................15
         4.2   CLASS 2-- GENERAL SECURED CLAIMS...............................15
               (a)    Impairment and Voting...................................15
               (b)    Distributions...........................................15
         4.3   CLASS 3-- ALLOWED OLD SENIOR NOTE CLAIMS.......................15
               (a)    Allowance of Old Senior Note Claims.....................15
               (b)    Impairment and Voting...................................15
               (c)    Distributions...........................................16
               (d)    Principal Terms of New Senior Notes.....................16

               (e)    Cancellation of Old Senior Notes and
                      Related Instruments.....................................18
         4.4   CLASS 4-- GPH CLAIMS...........................................18
               (a)    Allowance of GPH Claims.................................18
               (b)    Impairment and Voting...................................18
               (c)    Distributions...........................................18
               (d)    Cancellation of GPH Notes and Related Instruments.......18
         4.5   CLASS 5-- TOPrS CLAIMS.........................................19
               (a)    Allowance of TOPrS Claims...............................19
               (b)    Impairment and Voting...................................19
               (c)    Distributions...........................................19
               (d)    Cancellation of TOPrS Certificates and
                      Related Instruments.....................................19
         4.6   CLASS 6-- GENERAL UNSECURED CLAIMS.............................19
               (a)    Impairment and Voting...................................19
               (b)    Distributions...........................................19
         4.7   CLASS 7-- DEBT SECURITIES RECISSION OR DAMAGE
               CLAIMS.........................................................20
               (a)    Impairment and Voting...................................20
               (b)    Distributions...........................................20
               (c)    Reservation of Rights...................................20
         4.8   CLASS 8-- OLD PREFERRED STOCK INTERESTS........................20
               (a)    Impairment and Voting...................................20
               (b)    Distributions...........................................20
               (c)    Reservation of Rights...................................20
         4.9   CLASS 9-- OLD COMMON STOCK INTERESTS...........................21
               (a)    Impairment and Voting...................................21
               (b)    Distributions...........................................21
               (c)    Reservation of Rights...................................21
         4.10  CLASS 10 -- EQUITY INTEREST RECISSION OR DAMAGE
               CLAIMS.........................................................21
               (a)    Impairment and Voting...................................21
               (b)    Distributions...........................................21
               (c)    Reservation of Rights...................................21
         4.11  CLASS 11-- SUBSIDIARY EQUITY INTERESTS.........................22
               (a)    Impairment and Voting...................................22
               (b)    Distributions...........................................22

ARTICLE 5      IMPLEMENTATION AND EFFECT OF CONFIRMATION OF
               PLAN...........................................................22
         5.1   Plan Funding...................................................22
         5.2   Post-Effective Date Financing Facility.........................22
         5.3   Reorganized Debtors' Charter...................................22
         5.4   Issuance of New Securities.....................................23
         5.5   Management of Reorganized Debtors..............................23

         5.6   Directors and Officers of Reorganized Debtors..................23
               (a)    Boards of Directors of Reorganized Debtors..............23
               (b)    Officers of Reorganized Debtors.........................23
               (c)    Employment Contracts....................................23
         5.7   Management Stock Option Plan...................................24
         5.8   Cancellation and Surrender of Existing Securities
               and Agreements.................................................24
         5.9   Continuation of Bankruptcy Injunction or Stays.................25
         5.10  Revesting of Assets............................................25
         5.11  General Release of Liens.......................................25
         5.12  Full and Final Satisfaction....................................25
         5.13  Causes of Action...............................................25
               (a)    In General..............................................25
               (b)    Avoiding Powers.........................................25
         5.14  Indenture Trustee Charging Liens...............................26
         5.15  Termination of Subordination Rights............................26
         5.16  Administration Pending Effective Date..........................26
         5.17  Setoffs........................................................26
         5.18  Corporate Action...............................................26
         5.19  Post-Confirmation Fees, Final Decree...........................27
         5.20  Registration Rights............................................27
         5.21  Section 1145 Exemption.........................................27
         5.22  Corporate Consolidation........................................27

ARTICLE 6      PROVISIONS REGARDING VOTING AND DISTRIBUTIONS
               UNDER THE PLAN AND TREATMENT OF DISPUTED,
               CONTINGENT AND UNLIQUIDATED CLAIMS AND EQUITY
               INTERESTS......................................................27
         6.1   Voting of Claims...............................................27
         6.2   Nonconsensual Confirmation.....................................27
         6.3   Method of Distributions Under the Plan.........................28
               (a)    In General..............................................28
               (b)    Distributions of Cash...................................28
               (c)    Timing of Distributions.................................28
               (d)    Fractional Cents........................................28
               (e)(i) Fractional Shares.......................................28
               (e)(ii)Fractional New Senior Notes.............................28
               (f)    Unclaimed Distributions.................................28
               (g)    Distributions to Holders as of the
                      Distribution Record Date................................29
         6.4   Objections to and Resolution of Administrative Expense Claims,
               Claims and Equity Interests....................................29
         6.5   Disputed Claims................................................29
         6.6   Disputed Payments..............................................30

ARTICLE 7      EXECUTORY CONTRACTS AND UNEXPIRED LEASES;
               INDEMNIFICATION CLAIMS; RETIREE BENEFITS; POST -
               CONFIRMATION FEES AND FINAL DECREE.............................30
         7.1   Executory Contracts and Unexpired Leases.......................30
         7.2   Bar Date for Filing Proofs of Claims Relating to
               Executory Contracts and Unexpired Leases Rejected
               Pursuant to the Plan...........................................30
         7.3   Indemnification Claims.........................................30
         7.4   Compensation and Benefit Programs..............................31
         7.5   Retiree Benefits...............................................31

ARTICLE 8      SUBSTANTIVE CONSOLIDATION......................................31
         8.1   Substantive Consolidation......................................31

ARTICLE 9      PROVISIONS REGARDING RELEASES,
               INJUNCTIONS, AND DISCHARGE.....................................32
         9.1   Releases.......................................................32
               (a)    Release of Released Parties.............................32
               (b)    Mutual Releases by Released Parties.....................32
         9.2   Discharge......................................................33
         9.3   Injunctions....................................................33
               (a)    Injunction Related to Claims Released by
                      Released Parties and All Other Persons..................33
               (b)    Injunction Relating to the Plan.........................33
               (c)    Consent by Holders of Claims and Interests to
                      Entry of Injunctive Relief..............................34

ARTICLE 10     EFFECTIVENESS OF THE PLAN......................................34
         10.1  Conditions Precedent to Effectiveness..........................34
         10.2  Effect of Failure of Conditions................................34
         10.3  Waiver of Conditions...........................................35

ARTICLE 11     RETENTION OF JURISDICTION......................................35
         11.1  Retention of Jurisdiction......................................35

ARTICLE 12     MISCELLANEOUS PROVISIONS.......................................36
         12.1  Effectuating Documents and Further Transactions................36
         12.2  Exemption from Transfer Taxes..................................36
         12.3  Exculpation....................................................36
         12.4  Amendment or Modification of the Plan..........................37
         12.5  Severability...................................................37
         12.6  Revocation or Withdrawal of the Plan...........................38
         12.7  Binding Effect.................................................38
         12.8  Notices........................................................38

         12.9  Termination of Committees......................................39
         12.10 Governing Law..................................................39
         12.11 Withholding and Reporting Requirements.........................39
         12.12 Plan Supplement................................................39
         12.13 Allocation of Plan Distributions Between Principal
               and Interest...................................................40
         12.14 Headings.......................................................40
         12.15 Filing of Additional Documents.................................40
         12.16 Inconsistency..................................................40